EXHIBIT  4(f)




                    ZURN RETIREMENT SAVINGS PLAN

                Amended and Restated as of June 1, 1998

                  ZURN RETIREMENT SAVINGS PLAN



The Zurn Retirement Savings Plan (the "Plan"), as herein set forth, is an amendment and restatement as of June 1, 1998 of the Plan effective March 1, 1991.

This amendment and restatement of the Plan shall constitute an amendment, restatement and continuation of the Plan. Although this amendment and restatement is generally effective June 1, 1998, certain provisions of this amendment and restatement are effective as of some other date. Events occurring before the applicable effective date of any provision of this amendment and restatement shall be governed by the applicable provision of the Plan in effect on the date of the event.

The rights of any person who terminated employment or who retired on or before the effective date of any particular provision of the Plan, including his eligibility for benefits, shall be determined solely under the terms of the Plan as in effect on the date of his termination of employment or retirement, unless such person is thereafter reemployed and again becomes a Participant; provided, however, that the time and form in which benefits, if any, will be paid, shall be determined under the terms of the Plan as in effect on the date benefits commence.

The Plan is intended to comply with the provisions of the Employee Retirement Income Security Act of 1974, and to qualify under
Section 401(a) of the Internal Revenue Code of 1986, as amended, and under any rulings or regulations pursuant thereto adopted by the Department of Labor and/or the Department of the Treasury.

                       ZURN RETIREMENT SAVINGS PLAN

                            TABLE OF CONTENTS
       PAGE
Article 1.  Definitions
        1.01    Accounts . . . .                                   1
        1.02    Actual Contribution Percentage . . . . . . . . .   1
        1.03    Actual Deferral Percentage. . . . . . . . . .      1
        1.04    Adjustment Factor . . . . . . . . . . . . . .      2
        1.05    Affiliated Employer . . . . . . . . . . . . .      2
        1.06    Alternate Payee . . . . . . . . . . . . . . .      2
        1.07    Annuity Starting Date . . . . . . . . . . . .      2
        1.08    Beneficiary. .                                     2
        1.09    Board of Directors. . . . . . . . . . . . . .      3
        1.10    Break in Service. . . . . . . . . . . . . . .      3
        1.11    Code. .  . . . .                                   3
        1.12    Common Stock .                                     3
        1.13    Company. .                                         4
        1.14    Compensation .                                     4
        1.15    Contribution Limit. . . . . . . . . . . . . .      5
        1.16    Covered Employee. . . . . . . . . . . . . . .      5
        1.17    Deferred Account. . . . . . . . . . . . . . .      5
        1.18    Deferred Cash Contributions . . . . . . . . .      5
        1.19    Disability . .                                     5
        1.20    Earnings . . . .                                   6
        1.21    Earnings Per Share. . . . . . . . . . . . . .      6
        1.22    Employee . . .                                     6
        1.23    Employee Account . . . . . . . . . . . . . . . .   6
        1.24    Employer . . . .                                   7
        1.25    Employer Account. . . . . . . . . . . . . . .      7
        1.26    Employer Matching Contributions . . . . . . .      7
        1.27    Enrollment Date . . . . . . . . . . . . . . .      7
        1.28    ERISA .  . . . .                                   7
        1.29    Fiduciary. . . .                                   7
        1.30    Fiscal Year. .                                     8
        1.31    Fund or Investment Fund . . . . . . . . . . .      8
        1.32    Highly Compensated Employee . . . . . . . . .      8
        1.33    Hour of Service . . . . . . . . . . . . . . .     10
        1.34    Hypothetical Tax Deduction. . . . . . . . . .     12
        1.35    Interactive Electronic Communication. . . . .     12
        1.36    International Work Assignment Agreement           12
        1.37    Leased Employee. . . . . . . . . . . . . . . . .  12
        1.38    Member . .                                        13
        1.39    Normal Retirement Age . . . . . . . . . . . .     13
        1.40    Notice . .                                        13
        1.41    Pension Committee. . . . . . . . . . . . . . . .  14
        1.42    Plan . . .                                        14
        1.43    Plan Year. . . .                                  14
        1.44    Regular Match.                                    14
        1.45    Rollover Account. . . . . . . . . . . . . . .     14
        1.46    Rollover Contributions. . . . . . . . . . . .     14
        1.47    Spousal Consent . . . . . . . . . . . . . . .     14
        1.48    Statutory Compensation. . . . . . . . . . . .     15
        1.49    Supplemental Match. . . . . . . . . . . . . .     15
        1.50    Trustee. .                                        15
        1.51    USI Merger Transaction . . . . . . . . . . . . .  16
        1.52    U.S. Industries. . . . . . . . . . . . . . . . .  16
        1.53    U.S. Industries Stock. . . . . . . . . . . . . .  16
        1.54    U.S. Industries Stock Fund . . . . . . . . . . .  16
        1.55    Valuation Date. . . . . . . . . . . . . . . .     16
        1.56    Vested Portion. . . . . . . . . . . . . . . .     16
        1.57    Year of Eligibility Service . . . . . . . . .     16
        1.58    Year of Vesting Service . . . . . . . . . . .     16
        1.59    Zurn Stock Fund . . . . . . . . . . . . . . .     17

Article 2.  Eligibility and Membership
        2.01    Eligibility. . .                              18
        2.02    Membership . . .                              18
        2.03    Transferred Members. . . . . . . . . . . . . . .  19
        2.04    Termination of Membership. . . . . . . . . . . .  19

Article 3.  Contributions
        3.01    Deferred Cash Contributions. . . . . . . . . . .  20
        3.02    Employer Matching Contributions (Effective April 1, 1997
                through March 31, 1998). . . . . . . . . . . . .  23
        3.02A   Employer Matching Contributions (Effective April 1, 1998)     26
        3.03    Rollover Contributions . . . . . . . . . . . . .  28
        3.04    Change in Contributions. . . . . . . . . . . . .  28
        3.05    Suspension of Contributions. . . . . . . . . . .  29
        3.06    Limitations Affecting Highly
                   Compensated Employees . . . . . . . . . . . .  29
        3.07    Maximum Annual Additions . . . . . . . . . . . .  34
        3.08    Return of Contributions. . . . . . . . . . . . .  37

Article 4.  Investment of Contributions and Accounts; Valuation
        4.01    Investment Funds . . . . . . . . . . . . . . . .  39
        4.02    Investment of Members' Accounts. . . . . . . . .  39
        4.03    Responsibility for Investments . . . . . . . . .  40
        4.04    Change of Election . . . . . . . . . . . . . . .  40
        4.05    Reallocation of Accounts Among the Funds          40
        4.06    Diversification Election on Employer Account      41
        4.07    Limitation Imposed by Contract . . . . . . . . .  41
        4.08    Valuation of the Investment Funds. . . . . . . .  42
        4.09    Discretionary Power of the Pension Committee      42
        4.10    Statement of Accounts. . . . . . . . . . . . . .  42

Article 5.  Employer Stock Fund
        5.01    Zurn Stock Fund. . . . . . . . . . . . . . . . .  43
        5.02    U.S. Industries Stock Fund . . . . . . . . . . .  44
        5.03    Restrictions on Transfer and Withdrawal of
                Amounts Invested in Zurn Stock Fund or
                U.S. Industries Stock Fund . . . . . . . . . . .  45
        5.04    Voting on Common Stock . . . . . . . . . . . . .  46

Article 6.  Vested Portion of Accounts
        6.01    Deferred Account and Rollover Account. . . . . .  49
        6.02    Employer Account . . . . . . . . . . . . . . . .  49
        6.03    Forfeitures and Restoration. . . . . . . . . . .  49

Article 7.  Withdrawals While Still Employed
        7.01    Withdrawal of Rollover Contributions . . . . . .  52
        7.02    Withdrawal After Age 59-1/2. . . . . . . . . . .  52
        7.03    Hardship Withdrawal. . . . . . . . . . . . . . .  52
        7.04    Procedures and Restrictions. . . . . . . . . . .  55

Article 8.  Loans to Members
        8.01    Amount Available . . . . . . . . . . . . . . . .  56
        8.02    Terms .  . . . .                              57

Article 9.  Distribution of Accounts Upon Termination of Employment
        9.01    Eligibility. . .                              59
        9.02    Form of Distribution. . . . . . . . . . . . .     59
        9.03    Date of Payment of Distribution . . . . . . .     59
        9.04    Required Distributions. . . . . . . . . . . .     62
        9.05    Distributions Under a Qualified Domestic
                Relations Order . . . . . . . . . . . . . . .     63
        9.06    Status of Accounts Pending Distribution           64
        9.07    Proof of Death and Right of Beneficiary
                   or Other Person. . . . . . . . . . . . . .     64
        9.08    Distribution Limitation . . . . . . . . . . .     65

Article 10.  Administration of Plan
        10.01   Appointment of Pension Committee. . . . . . .     66
        10.02   Powers of Pension Committee . . . . . . . . .     66
        10.03   Individual Accounts . . . . . . . . . . . . .     68
        10.04   Meetings . . . .                                  69
        10.05   Action of Majority. . . . . . . . . . . . . .     69
        10.06   Compensation and Bonding. . . . . . . . . . .     69
        10.07   Prudent Conduct . . . . . . . . . . . . . . .     70
        10.08   Service in More Than One Fiduciary Capacity       70
        10.09   Limitation of Liability . . . . . . . . . . .     70
        10.10   Indemnification . . . . . . . . . . . . . . .     70
        10.11   Delegation of Fiduciary Responsibility            71

Article 11.  Management of Funds
        11.01   Trust Agreement . . . . . . . . . . . . . . .     72
        11.02   Exclusive Benefit Rule. . . . . . . . . . . .     72
        11.03   Appointment of Investment Manager . . . . . .     72
        11.04   Expenses of Plan. . . . . . . . . . . . . . .     73

Article 12.  General Provisions
        12.01   Nonalienation.                                74
        12.02   Conditions of Employment Not Affected by Plan     74
        12.03   Facility of Payment . . . . . . . . . . . . .     74
        12.04   Information. .                                75
        12.05   Construction .                                75
        12.06   Benefit Claim Appeals . . . . . . . . . . . .     75
        12.07   Severability .                                77
        12.08   Employer Records. . . . . . . . . . . . . . .     77
        12.09   Application of Plan Provisions. . . . . . . .     77
        12.10   IRC 414(u) Compliance Provision . . . . . . .     77

Article 13.  Amendment, Merger and Termination
        13.01   Amendment of Plan . . . . . . . . . . . . . .     78
        13.02   Merger, Consolidation or Transfer . . . . . .     78
        13.03   Additional Participating Employer . . . . . .     79
        13.04   Termination of Plan . . . . . . . . . . . . .     80
        13.05   Distribution of Accounts Upon a Sale of Assets      80
        13.06   Distribution of Accounts Upon a Sale of
                a Subsidiary .                                81

Article 14.  Top-Heavy Provisions
        14.01   Top-Heaviness Defined . . . . . . . . . . . .     82
        14.02   Employer Contributions. . . . . . . . . . . .     86

 ZURN RETIREMENT SAVINGS PLAN

 As Amended and Restated as of June 1, 1998

Article 1.  Definitions

1.01 "Accounts" means accounts held under the Plan for a Member, consisting of, to the extent applicable, his Deferred Account, Employer Account and Rollover Account.

1.02 "Actual Contribution Percentage" means, with respect to a specified group of Employees who during a given Plan Year were Covered Employees, the average of the ratios, calculated separately for each Covered Employee in that group, of (a) the amount of Employer Matching Contributions for that Plan Year, to (b) his Statutory Compensation for that Plan Year (Statutory Compensation shall only be counted if received during the period a Covered Employee is a Member or is eligible to become a Member). The Actual Contribution Percentage for each group and the ratio determined for each Covered Employee in the group shall be calculated to the nearest one-hundredth of one percent.

1.03 "Actual Deferral Percentage" means, with respect to a specified group of Employees who during a given Plan Year were Covered Employees, the average of the ratios, calculated separately for each Covered Employee in that group, of (a) the amount of Deferred Cash Contributions made pursuant to Section
   3.01 for that Plan Year (whether or not such Contributions are returned to the Member pursuant to Section 3.01(c)), to (b) the Covered Employee's Statutory Compensation for that Plan Year (Statutory Compensation shall only be counted if received during the period a Covered Employee is a Member or is eligible to become a Member). The Actual Deferral Percentage for each group and the ratio determined for each Covered Employee in the group shall be calculated to the nearest one-hundredth of one percent.

1.04 "Adjustment Factor" means the cost of living adjustment factor prescribed by the Secretary of the Treasury under
   Section 415(d) of the Code and applied to such items and in such manner as the Secretary shall provide.

1.05 "Affiliated Employer" means any company not participating in the Plan which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which also includes as a member the Employer; any trade or business under common control (as defined in Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code. Notwithstanding the foregoing sentence, for purposes of Section 3.07, the definitions in Sections 414(b) and (c) of the Code shall be modified as provided in Section 415(h) of the Code.

1.06 "Alternate Payee" means any spouse, former spouse, child or other dependent of a Member who is recognized by a qualified domestic relations order (within the meaning of Section 414(p) of the Code) as having a right to receive all, or a portion of, the Member's Accounts under the Plan.

1.07 "Annuity Starting Date" means the first day on which all events have occurred which entitle a Member to a distribution under Article 9 hereof.

1.08 "Beneficiary" means any person, persons or entity named by a Member by written designation filed with the Pension Committee to receive benefits payable in the event of the Member's death; provided, however, if the Member is married, his spouse shall be deemed to be the Beneficiary unless or until he elects another Beneficiary by a written designation filed with the Pension Committee which designation shall not be effective without Spousal Consent. If no such designation is in effect at the time of death of the Member, or if no person, persons or entity so designated shall survive the Member, the Member's surviving spouse, if any, shall be deemed to be the Beneficiary; otherwise, the Beneficiary shall be the estate of the Member.

1.09 "Board of Directors" means the Board of Directors of the Company.

1.10 "Break in Service" shall mean a Plan Year during which an Employee fails to complete more than 500 Hours of Service; provided, however, that, solely for purposes of determining whether a Break in Service has occurred, an Employee who is absent from work due to the Employee s pregnancy, the birth of the Employee s child, the placement of a child with the Employee in connection with the adoption of that child by the Employee or for purposes of caring for that child for a period immediately following that birth or placement shall be deemed to have completed Hours of Service equal to the number of Hours of Service such Employee would normally have completed but for such absence provided that any Hours of Service credited for any single such absence shall not include more than 501 Hours of Service which shall be applied:
 (a) with respect to an Employee who would otherwise incur a Break in Service, to the Plan Year in which such absence commenced; or
   (b) with respect to any other Employee, to the Plan Year immediately following the Plan Year in which such absence commenced.
   The House of Service credit under the preceding sentence shall apply only to the extent that the Employee is not otherwise provided with service credit under procedures adopted by the Employer in response to The Family and Medical Leave Act of 1993.

1.11 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.12 "Common Stock" means, for periods on and after February 1, 1996 and before the consummation of the USI Merger Transaction, the common stock, $0.50 par value, of Zurn Industries, Inc. and, for periods on and after the USI Merger Transaction, U.S. Industries Stock. Common Stock is a qualifying employer security within the meaning of Section 407(d)(5) of ERISA.

1.13 "Company" means Zurn Industries, Inc. or any successor by merger, purchase or otherwise.

1.14 "Compensation" means the basic cash remuneration paid by an Employer to an Employee for services rendered to the Employer, determined prior to any Hypothetical Tax Deduction or any reduction pursuant to Section 3.01 or pursuant to a cafeteria plan as described in Section 125 of the Code. Compensation shall include overtime pay, vacation pay, severance pay, sick pay (paid through payroll) and sales commissions, and shall exclude bonuses, incentive pay and all other forms of special pay. In no event shall the amount of Compensation taken into account under the Plan for any Plan Year exceed the adjusted annual limitation permitted under Section 401(a)(17) of the Code for such Plan Year. Such adjusted annual limitation shall be, for each Plan Year beginning on and after the Plan's effective date of March 1, 1991 and prior to January 1, 1994, $200,000 as adjusted for such year in the same manner as under
   Section 415(d) of the Code and, for each Plan Year beginning on and after January 1, 1994, $150,000 as adjusted for such year as provided under Section 401(a)(17)(B) of the Code. In applying this limitation with respect to Plan Years beginning before January 1, 1997, the family group of a Highly Compensated Employee who is subject to the family member aggregation rules of Section 414(q)(6) of the Code because such Member is either a 5% owner of the Employer or one of the top 10 Highly Compensated Employees on the basis of Statutory Compensation, shall be treated as a single Member. For this purpose, family members shall include the Member, the Member's spouse and any lineal descendants who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted annual limitation is exceeded, then the limitation shall be prorated among the affected family members in proportion to each such family member's Compensation as determined prior to the application of the adjusted annual limitation.

1.15 "Contribution Limit" means the maximum amount, established by the Pension Committee pursuant to Section 3.05(a), of Deferred Cash Contributions that Employers may contribute to the Plan with respect to any calendar year on behalf of some or all Members who are Highly Compensated Employees.

1.16 "Covered Employee" means any Employee of an Employer who is classified as an hourly or salaried Employee by the Employer and who receives stated compensation other than a pension, retainer or fee under contract; provided, however, that the following classes of individuals shall not be considered
   Covered Employees hereunder:
   (a) any person who is included in a unit of Employees covered by a collective bargaining agreement which does not provide for his membership in the Plan;
   (b)    any nonresident alien as defined in the Code;
   (c) any leased employee including any such individual who is a Leased Employee;
   (d) factory Employees of the Wilkins Regulator division of the Company; and
   (e)    Employees of Affiliated Employers.

1.17 "Deferred Account" means the account into which shall be credited the Deferred Cash Contributions made on a Member's behalf and earnings on those contributions.

1.18 "Deferred Cash Contributions" means all amounts contributed pursuant to Section 3.01 of the Plan.

1.19 "Disability" means total and permanent physical or mental disability, as evidenced by: (a) receipt of a Social Security disability pension, (b) receipt of disability payments under the Employer s long-term disability program, or (c) certification by a physician or physicians chosen by the Member and satisfactory to the Pension Committee.

1.20 "Earnings" means the amount of earnings to be returned with any excess deferrals under Section 3.01, excess contributions and excess aggregate contributions under Section 3.06 or excess annual additions under Section 3.07 as determined in accordance with regulations prescribed by the Secretary of the Treasury under the provisions of Sections 401(k), 402(g) or 415(c) of the Code, whichever applicable.

1.21 "Earnings Per Share" or "EPS" means the "Basic Earnings Per Share", as defined by generally accepted accounting principles in the United States (hereinafter "GAAP"), of the Company from continuing operations determined in conformity with GAAP before
   (a) extraordinary items and the cumulative effects of changes in accounting principles and (b) unusual items, net of applicable income taxes, as the Board of Directors may, in its sole discretion, determine shall be excluded from continuing operations in the computation of EPS for the purposes of the Plan. The EPS of a prior period that is being compared to the EPS of a current period in the determination of the amount, if any, of Supplemental Match as provided under Section 3.02 shall be adjusted for the effects of any pooling of interests, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, extraordinary redemption or exchange of outstanding Common Stock, or any other similar corporate transaction or event in respect of the Common Stock so that such prior period EPS as adjusted is determined on a basis comparable with the current period EPS.

1.22 "Employee" means a person employed by the Employer or an Affiliated Employer.

1.23 "Employee Account" means, with respect to any Member or Covered Employee, the total of any Deferred Account and any Rollover Account maintained on behalf of the Member or Covered
   Employee.

1.24 "Employer" means the Company and all majority-owned subsidiaries of the Company incorporated under the laws of the United States, or any political subdivision thereof, which are not Affiliated Employers with respect to their Employees, or any successor by merger, purchase or otherwise, with respect to their Employees; or any other entity participating in the Plan as provided in Section 13.03(a) with respect to its Employees.

1.25 "Employer Account" means the account into which shall be credited the Employer Matching Contributions and earnings on those contributions.

1.26 "Employer Matching Contributions" means, collectively or distributively as the context may indicate, the Supplemental
   Match and the Regular Match.

1.27 "Enrollment Date" means the first day of the month coincident with or next following the date the Covered Employee satisfies the age and service requirements of Section 2.01 and the first day of any month thereafter.

1.28 "ERISA" means the Employee Retirement Income Security Act of
   1974, as amended from time to time.

1.29 "Fiduciary" means any person who:
   (a) exercises any discretionary authority or discretionary control respecting management of the Plan or the trust fund or exercises any authority or control respecting management or disposition of assets of the trust fund;
   (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any part of the trust fund, or has any authority or responsibility to do so; or
   (c) has any discretionary authority or discretionary responsibility in the administration of the Plan or the trust fund.
   Except as otherwise provided, the Pension Committee and the Trustee shall be named Fiduciaries under ERISA.
   Notwithstanding the foregoing, Members, Employees, Alternate Payees and Beneficiaries with Accounts under the Plan shall be considered Named Fiduciaries solely to the extent of those fiduciary duties and responsibilities which are directly related to the exercise of voting and tender offer rights with respect to Plan interests invested in the Zurn Stock Fund or U.S. Industries Stock Fund (and not to other aspects of Plan operation and/or administration).

1.30 "Fiscal Year" means the 12-month fiscal year of the Company beginning on any April 1.

1.31 "Fund" or "Investment Fund" means the separate funds in which contributions to the Plan are invested in accordance with
   Article 4 and, as applicable, Article 5.

1.32 "Highly Compensated Employee" means:
   (a) For a given Plan Year beginning on and after January 1, 1997, any Employee who is a more than five percent (5%) owner of the Employer at any time during the Plan Year or the
    preceding Plan Year or who both received Statutory
    Compensation during the preceding Plan Year in excess of
    $80,000 multiplied by the Adjustment Factor and was a member of the Top Paid Group during such Plan Year.
   (b) For a given Plan Year beginning prior to January 1, 1997, any Employee who satisfies one or more of the following criteria:
    (i) During that Plan Year (the "determination year") or the preceding Plan Year (the "lookback year") the Employee:
     (A)  was at any time a 5% owner of the
     Employer;
     (B)  received Statutory Compensation in
     excess of $75,000      multiplied by the Adjustment Factor;
     (C)  received Statutory Compensation in
     excess of $50,000      multiplied by the Adjustment Factor and
     was a member of        the Top Paid Group; or
     (D)  was at any time an officer of the
     Employer or an Affiliated                  Employer and
     received Statutory Compensation greater than         50% of the
     dollar limitation on maximum benefits under          Section
     415(b)(1)(A) of the Code for such Plan Year.
    (ii) The Statutory Compensation paid to any family member (spouse, lineal ascendant or descendant, and their spouses) of a 5% owner or one of the top 10 Highly Compensated
     Employees on the basis of Statutory Compensation, shall be aggregated with the Statutory Compensation of such Employee for purposes of this definition.
    (iii) Notwithstanding the foregoing, an
     Employee who meets the criteria under (B), (C) or (D) of
     Section 1.32(b)(i) for the current Plan Year, but not for the preceding Plan Year, will not be considered a Highly
     Compensated Employee for the current Plan Year unless the Employee is one of the 100 highest paid Employees of the Employer or an Affiliated Employer and for purposes of (D) of
     Section 1.32(b)(i) above, no more than 50 Employees (or, if lesser, the greater of 3 or 10% of Employees) shall be treated as officers.
   (c) Notwithstanding the foregoing, Employees who are nonresident aliens and who receive no earned income from the Employer or an Affiliated Employer which constitutes income from sources within the United States shall be disregarded for all purposes of this Section.
   (d) Top Paid Group means all active Employees of the Employer or an Affiliated Employer who, as of a given year, are in the top twenty percent (20%) of the work force of the Employer and all Affiliated Employers on the basis of Statutory
    Compensation for such year, excluding the following:
    (i) Employees who have not completed six (6) months of service by the end of such year;
    (ii) Employees who work less than seventeen and one-half (17-1/2) hours per week for such year;
    (iii) Employees who normally do not work more than six (6) months in a year;
    (iv) Employees under age twenty-one (21) at the end of such year;
    (v)   Non-resident aliens; and
    (vi) Except as provided in regulations, Employees who are included in a unit of Employees covered by a collective bargaining agreement.
   (f) To the extent permitted under regulations or other guidance issued by the Internal Revenue Service, the Pension Committee may elect to determine the status of Highly
    Compensated Employees on a basis other than that provided above.
   (g) The provisions of this Section shall be further subject to such additional requirements as shall be described in
    Section 414(q) of the Code and its applicable regulations, which shall override any aspects of this Section inconsistent therewith.

1.33 "Hour of Service" means, with respect to any applicable computation period:
   (a) Each hour for which the Employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliated Employer;
   (b) Each hour for which an Employee is paid or entitled to payment by the Employer or an Affiliated Employer on account of a period during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, but not more than 501 hours for any single continuous period; provided, however, that Hours of Service shall include those hours in excess of 501 which the Employee would have completed during a period of military service if the Employee returns to service with the Employer or an Affiliated Employer within the period in which his reemployment rights are protected by law;
   (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Employer, excluding any hour credited under (a) or (b), which shall be credited to the computation period or periods to which the award, agreement or payment pertains, rather than to the computation period in which the award, agreement or payment is made;
   (d) Each hour for which service credit is required under The Family and Medical Leave Act of 1993 with respect to an Employee who is on leave as provided by said Act; and
   (e) Solely for purposes of determining whether an Employee has incurred a Break in Service under the Plan, each hour for which an Employee would normally be credited under paragraph
    (a) or (b) above during a period of absence due to the Employee's pregnancy, the birth of the Employee's child, the placement of a child with the Employee in connection with the adoption of that child by the Employee or for purposes of caring for that child for a period beginning immediately following that birth or adoption, but not more than 501 hours for any single continuous period. However, the number of hours credited to an Employee under this paragraph (e) during the computation period in which such absence began, when added to the hours credited to an Employee under paragraphs (a) through (d) above during that computation period, shall not exceed 501. If the number of hours credited under this paragraph (e) for the computation period in which such absence begins is zero, the provisions of this paragraph (e) shall apply as though such absence began in the immediately following computation period.
   No hours shall be credited on account of any period during which the Employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, workers' compensation or disability insurance laws. The Hours of Service credited shall be determined as required by Title 29 of the Code of Federal Regulations Sections 2530.200-2(b) and (c).

1.34 "Hypothetical Tax Deduction" means the amount by which an Employee's Statutory Compensation paid by the Employer is reduced for taxes pursuant to an International Work Assignment
   Agreement.

1.35 "Interactive Electronic Communication" means a communication between a Member or Beneficiary and the person or entity designated by the Pension Committee to perform recordkeeping and other administrative services on behalf of the Plan pursuant to a system maintained by such person or entity and communicated to each Member and Beneficiary whereby each such individual may make elections and exercise options as described herein with respect to his Accounts through the use of such system and a personal identification number. If a Member or Beneficiary in writing (i) consents to participate in Interactive Electronic Communication procedures adopted by the Pension Committee and (ii) acknowledges that actions taken by him through the use of his personal identification number pursuant to the Interactive Electronic Communication procedure constitute his signature for purposes of initiating Investment Fund changes, Member loans and Plan withdrawals and/or distributions, the Member or Beneficiary, as the case may be, will be deemed to have given his written consent and authorization to any such action resulting from the use of the Interactive Electronic Communication system by the Member or Beneficiary.

1.36 "International Work Assignment Agreement" means an agreement between the Employee and the Employer or Affiliated Employer made in connection with the Employee having a work assignment outside the United States, or a territory or possession that imposes tax on Statutory Compensation pursuant to the Code, which provides for the payment to, or on behalf of, the Employee by the Employer or Affiliated Employer of the Employee's United States and foreign income tax liabilities.

1.37 "Leased Employee" means any person (other than an Employee of the Employer or an Affiliated Employer) who pursuant to an agreement between the recipient and a leasing organization performs services for the Employer or Affiliated Employer and related person as defined in Section 414(n)(6) of the Code on a substantially full-time basis for a period of at least one year, which services, for periods on an after January 1, 1997, are performed under the primary direction or control by the recipient. A person satisfying the foregoing criteria shall be treated as an Employee hereunder unless the safe harbor rule of
   Section 414(n)(5) of the Code is applicable with respect to such person. Contributions or benefits provided to a Leased Employee by the leasing organization that are attributable to services performed for the Employer or Affiliated Employer shall be treated as provided by the Employer or Affiliated Employer.

1.38 "Member" means any Employee included in the membership of the Plan as provided in Article 2 and shall include former Employees to the extent provided under Section 2.04. Any person who was a "member" in the Zurn/NEPCO Retirement Savings Plan as of December 31, 1997 shall become a member hereof as of January 1, 1998, subject to the provisions of Section 2.04.

1.39 "Normal Retirement Age" means the later of a Member's age 65 or the fifth anniversary of the date he is first eligible to enter the Plan.

       1.40 "Notice" means, unless otherwise specifically provided herein, (i) written Notice on an appropriate form provided by the Pension Committee that is, in the discretion of the Pension Committee, properly completed and executed by the party giving such Notice and which is delivered by hand or by mail to the Pension Committee or to such other party designated by the terms of the Plan or by the Pension Committee to receive the Notice, or (ii) Notice by Interactive Electronic Communication to the person or entity designated by the Pension Committee to perform recordkeeping and other administrative services on behalf of the Plan. The form of Notice satisfactory in any given circumstance under the Plan shall be determined by the Pension Committee, in its discretion, and shall be applied uniformly to all Members. Notice to any party as provided herein shall be deemed to be given when it is actually received (either physically or by Interactive Electronic Communication, as the case may be) by the party to whom such Notice is given.

1.41 "Pension Committee" means the persons named to administer and supervise the Plan as provided in Article 10.

1.42 "Plan" means the Zurn Retirement Savings Plan as set forth in this document as the same may be amended from time to time.
   For purposes of Sections 401(a)(27) and 401(k) of the Code and
   Section 407(d)(3) of ERISA, the Plan is a profit sharing plan.

1.43 "Plan Year" means the 12-month period beginning on any January 1.

1.44 "Regular Match" means, for periods beginning on and after April 1, 1997 and before April 1, 1998, the Employer Matching Contribution described in Section 3.02(a) and, for periods beginning on and after April 1, 1998, the Employer Matching Contribution described in Section 3.02A(a).

1.45 "Rollover Account" means the account into which shall be credited Rollover Contributions and earnings on those contributions.

1.46 "Rollover Contributions" means all amounts contributed pursuant to Section 3.03 of the Plan.

1.47 "Spousal Consent" means a written consent given by a Member's spouse to a Member's designation of a specified Beneficiary or Beneficiaries (including the designation of any class of Beneficiaries or any contingent Beneficiaries). Any Spousal Consent shall be effective only with respect to such spouse. Such consent shall be duly witnessed by a Plan representative or a notary public and shall acknowledge the effect on the spouse of the Member's election. The Member may revoke an election any number of times without Spousal Consent at any time before the Annuity Starting Date. Any new election will require a new Spousal Consent. The requirement for Spousal Consent may be waived by the Pension Committee if it is established to the satisfaction of the Pension Committee that there is no spouse, the spouse cannot be located, the Member has a court order evidencing a legal separation from or abandonment by the spouse, or for such other circumstances as shall be prescribed by applicable law.

1.48 "Statutory Compensation" means the wages, salaries, and other amounts paid by an Employer or Affiliated Employer in respect of an Employee for services actually rendered to an Employer or an Affiliated Employer, for which the Employer or Affiliated Employer is required to furnish a written statement under Sections 6041(d) and 6051(a)(3) of the Code. Statutory Compensation shall include Deferred Cash Contributions and amounts contributed on a Member's behalf on a salary reduction basis to a cafeteria plan as described in Section 125 of the Code. Statutory Compensation for Plan purposes in any given year shall not exceed the adjusted annual limitation in effect for such year (as set forth in Section 1.14), provided that such limitation shall not be applied in determining the status of an Employee as a Highly Compensated Employee under
   Section 1.32 and for purposes of the maximum limitations under
   Section 3.07.

1.49 "Supplemental Match" means, for periods beginning on and after April 1, 1997 and before April 1, 1998, the Employer Matching Contribution described in Section 3.02(b) and, for periods beginning on and after April 1, 1998, the Employer Matching Contribution described in Section 3.02A(b).

1.50 "Trustee" means the trustee or trustees by whom the funds of the Plan are held as provided in Article 11.

1.51 "USI Merger Transaction" means the merger transaction documented in the February 16, 1998 merger agreement between USI Inc., U.S. Industries, Inc., Zurn Industries, Inc. and others (as the same may be amended).

1.52 "U.S. Industries" means U.S. Industries, Inc., a Delaware corporation (formerly known as USI, Inc.) as said corporation exists following the consummation of the USI Merger
   Transaction.

1.53 "U.S. Industries Stock" means the common stock, $0.01 par value, of U.S. Industries.

1.54 "U.S. Industries Stock Fund" means the Investment Fund described in Section 5.02.

1.55 "Valuation Date" means the last business day of each Plan Year and, where appropriate given the context, the last business day preceding the date of a Member's withdrawal, distribution, loan or other event requiring a valuation of a Member's Accounts. Subject to the provisions of Section 4.09, the fair market value of Investment Funds on any Valuation Date shall be determined as of the close of trading on said Valuation Date.

1.56 "Vested Portion" means the portion of the Accounts in which the Member has a nonforfeitable interest as provided in Article 6.

1.57 "Year of Eligibility Service" means, with respect to any Employee, the 12-month period of employment with the Employer or an Affiliated Employer, whether or not as a Covered
   Employee, beginning on the date he first completes an Hour of Service.

1.58 "Year of Vesting Service" means a Plan Year during which an Employee is credited with at least 1,000 Hours of Service with the Employer or any Affiliated Employer.

   In the case of any Employee who has any one-year Break in Service, Years of Vesting Service before such Break in Service shall be disregarded until he has completed a 12-month period of service, commencing upon the cessation of the Break in Service, in which he has completed at least 1,000 Hours of Service.

   In the case of a Member who does not have a non-forfeitable right to his Employer Account and whose number of consecutive one-year Breaks in Service equals or exceeds the greater of (a) five, or (b) the total number of Years of Vesting Service rendered before the consecutive one-year Breaks in Service (excluding any Years of Vesting Service disregarded under this sentence by reason of any earlier one-year Breaks in Service), the service rendered before the consecutive one-year Breaks in Service shall be excluded from his Years of Vesting Service.
   In addition, in the case of any Member whose number of consecutive one-year Breaks in Service equals or exceeds five, service rendered after such one-year Breaks in Service shall be excluded for purposes of determining the Vested Portion of his Employer Account attributable to those Employer Matching Contributions made on his behalf before such one-year Breaks in Service.

1.59 "Zurn Stock Fund" means the Investment Fund described in
   Section 5.01.

Article 2.  Eligibility and Membership

2.01 Eligibility
   (a) Each Covered Employee shall be eligible to become a Member on any Enrollment Date coinciding with or following the date he completes the required Year of Eligibility Service or his 21st birthday, whichever is later. Any person reemployed by the Employer who was previously a Member or who was previously eligible to become a Member, shall be eligible to become a Member of the Plan on the next Enrollment Date.

   (b) Notwithstanding the provisions of Section 2.01(a), a Covered Employee who is an Early-Eligible Employee (as hereinafter defined) shall be eligible to become a Member of any Enrollment Date coinciding with or following August 1, 1997 or the date he attains his 21st birthday, whichever is later. For purposes hereof, an "Early-Eligible Employee" shall mean a person who (i) is an Employee of the Employer as of the date on which the Employer announces to Covered Employees the special eligibility provisions of this Section 2.01(b), (ii) is a Covered Employee on or before July 31, 1997, and (iii) attains his 21st birthday on or before July 31, 1997.

2.02 Membership
   A Covered Employee who is eligible to become a Member under
   Section 2.01 shall become a Member on the first Enrollment Date coinciding with or following the date the Covered Employee gives Notice to the Pension Committee or its designee; provided such Notice is given within such time and in accordance with such means as is designated by the Pension Committee and communicated to Covered Employees. For purposes of this
   Section 2.02, the Covered Employee s Notice must include, at a minimum, his:
   (a)    election as described in Section 3.01;
   (b) written authorization to the Employer to reduce his Compensation;
   (c)    investment election as described in Article 4; and
   (d)    designation of a Beneficiary.

   The Deferred Cash Contributions elected by the Covered Employee shall begin as of the first day of the payroll period following the Covered Employee s Notice; provided, however, such day shall not precede an Enrollment Date.

2.03 Transferred Members
   A Member who remains in the employ of the Employer or an Affiliated Employer but ceases to be a Covered Employee shall continue to be a Member of the Plan but shall not be eligible to have Deferred Cash Contributions made on his behalf while his employment status is other than as a Covered Employee. In the event the Member again becomes a Covered Employee, he shall be eligible to have Deferred Cash Contributions made on his behalf by submitting the enrollment forms prescribed by
   Section 2.02.

2.04 Termination of Membership
   A Member's membership shall terminate on the date he terminates employment with the Employer and Affiliated Employers unless the Member is entitled to vested benefits under the Plan, in which event his membership shall terminate when those vested benefits are distributed to him and any nonvested benefits are forfeited.
Article 3.  Contributions

3.01 Deferred Cash Contributions
   (a) A Covered Employee may give Notice to reduce his Compensation payable while a Member by not less than 1% and not more than 18% (20% prior to August 1, 1997), in multiples of 1%, and have that amount contributed to the Plan by the Employer as Deferred Cash Contributions in a manner to be determined by the Pension Committee. Any Deferred Cash Contributions elected under this Section 3.01 shall be allocated to the Member within the Plan Year for which they are contributed and shall be paid to the Trustees in cash as soon as such amounts can reasonably be segregated from the Employer's general assets. Deferred Cash Contributions shall be further limited as provided in Sections 3.01(b), 3.06 and 3.07.
   (b) Any provision of this Plan to the contrary notwithstanding, no Employer shall be permitted:
    (i) During any calendar year, to make with respect to such calendar year, Deferred Cash Contributions on behalf of a Member under the Plan that, when combined with the Member's elective deferrals under any other plans, contracts, or arrangements described in Section 1.402(g)-1(b) of the Income Tax Regulations, will exceed $7,000, as indexed for such year under Section 402(g)(5) of the Code; and
    (ii) With respect to any given pay period or group of pay periods as determined by the Pension Committee within a given calendar year, to make Deferred Cash Contributions to the Plan on behalf of a Member who is a Highly Compensated Employee that will exceed the prorated portion of the Contribution Limit then in effect for that Member for the given pay period or group of pay periods.
   (c) In the event any amount of Deferred Cash Contributions made on behalf of a Member for a calendar year exceeds the limitation specified in Section 3.01(b)(i) for such calendar year, such excess amount (hereafter described for purposes of this Section, as "excess deferrals"), as adjusted for any income or loss allocable thereto in accordance with Income Tax Regulations shall, to the extent possible, be distributed to such Member as provided in subparagraphs (i), (ii) and (iii) below:
    (i) At a date not later than the March 1st of the calendar year immediately following the calendar year to which such excess deferrals are attributable, any Member to whom this
     Section 3.01(c) applies may notify, in writing, the Pension Committee by submitting a form as may be provided by the Pension Committee which shall specify the amount of the Member's excess deferrals for the given calendar year and shall contain a certified statement by the Member indicating that if such amount is not distributed, such excess deferrals will exceed the limit imposed on the Member by Section 402(g) of the Code for the year in which the Deferred Cash Contributions occurred. Notwithstanding the foregoing, in the event a Member has excess deferrals in a given year calculated by taking into account Deferred Cash Contributions made on his behalf and his elective deferrals under all other plans, contracts or arrangements maintained by the Employer or an Affiliated Employer, the Member will be deemed to have notified the Pension Committee in the manner provided in this subparagraph.
    (ii) At a date not later than the April 15 of the calendar year immediately following the calendar year to which such excess deferrals are attributable, the Plan may distribute to the Member the amount of the excess deferrals allocated to the Plan and Earnings. Any excess deferrals distributed pursuant to this subparagraph are to be included in the gross income of the Member for the year to which such excess deferrals relate. Any Earnings distributed pursuant to this subparagraph are to be included in the gross income of the Member for the year in which the Earnings are distributed.
     In making a distribution as permitted under this Section, the Employer shall specifically designate the distribution as that consisting of excess deferrals within the meaning of
     Section 402(g)(1) of the Code. Any distribution of less than the entire amount of excess deferrals plus Earnings shall be treated as a pro rata distribution of such excess deferrals and Earnings.
    (iii) To the extent provided by the Secretary of the Treasury or his delegate, such excess deferrals distributed pursuant to this Section 3.01(c) are to be taken into account for purposes of applying the actual deferral percentage test specified in Section 3.06 (except if such excess is both prohibited under Section 401(a)(30) of the Code and is attributable to an Employee who is not a Highly Compensated Employee), and for any other purpose of the Code which may be prescribed by the Secretary of the Treasury or his delegate. No corrective distribution under this section shall be recognized for purposes of determining whether the minimum distribution requirements of Section 401(a)(9) of the Code are satisfied with respect to any Member.
    (iv) Any distribution in accordance with this Section 3.01(c) shall be made without regard to any notice or consent otherwise required under Sections 411(a)(11) or 417 of the Code.
   (d) Deferred Cash Contributions constitute Employer contributions under the Plan and are intended to qualify as elective contributions under Section 401(k) of the Code. Deferred Cash Contributions may be made only with respect to an amount which the Member could otherwise elect to receive in cash and which is not currently available to the Member as of the date an election specified in this Section 3.01 is made. Any Deferred Cash Contributions made on behalf of a Member in any given Plan Year that is taken into account for purposes of the actual deferral percentage limitation described in
    Section 3.06 shall be attributable to services performed by the Member in such Plan Year and shall relate to Compensation which would have been paid in such Plan Year (or within 2-1/2 months after such Plan Year) but for the deferral election.

3.02 Employer Matching Contributions (Effective April 1, 1997 through March 31, 1998)
   The Employer shall contribute on behalf of each of its Members who, pursuant to the election described in Section 3.01, makes Deferred Cash Contributions for pay periods beginning on or after April 1, 1997. The Employer Matching Contribution allocated to a Member during the period beginning April 1, 1997 and ending March 31, 1998 shall be the sum of the Regular Match and the Supplemental Match allocated to such Member as provided in (a) and (b), as follows:
   (a) Except as provided under Section 3.02(a)(iii), the amount of Regular Match allocated to a Member for any given pay period within a Plan Year shall equal the difference between
    (i) and (ii), where:
    (i)   equals the lesser of:
    (A)       25% of
     the Deferred Cash Contributions made on behalf of the Member to the Plan with respect to such Plan Year (including the Deferred Cash Contributions made for the given pay period);
     or
    (B)       1.5% of
     the Member s Compensation for such Plan Year (including Compensation payable for the given pay period); and
    (ii) equals the Regular Match made on behalf of the Member under the Plan with respect to such Plan Year determined immediately prior to the given pay period.
    (iii) Solely for purposes of determining the amount of Regular Match to be allocated to a Member for the Plan Year beginning on January 1, 1997, the term "Plan Year" as used in Sections 3.02(a)(i) and (ii) shall be deemed to mean the period commencing April 1, 1997 and ending December 31, 1997; provided, however, that the allocation of a Regular Match with respect to Deferred Cash Contributions made on behalf of a Member for pay periods beginning on or after April 1, 1997 and before July 31, 1997 shall be conditioned upon the Member being employed by the Employer on July 31, 1997 and, provided further, that the Regular Match shall be paid to the Trustee and credited to Members Employer
     Accounts as soon as practicable following July 31, 1997. Except as provided in Section 3.02(a)(iii), the Regular Match shall be paid to the Trustee and credited to Members Employer Accounts as soon as practicable following each pay period.
   (b) As soon as practicable after the determination of the Earnings Per Share for a given Fiscal Year, the Pension Committee shall determine in accordance with the provisions of this Section 3.02(b), whether a Supplemental Match is payable with respect to such Fiscal Year. In the event the Pension Committee determines that a Supplemental Match is payable hereunder, the Pension Committee, or its delegate, shall promptly direct the Employer to make a contribution to the trust fund equal to the sum of the amounts individually determined as follows:
 (i) Subject to Section 3.02(b)(ii), the total Supplemental
   Match for a given Fiscal Year that is allocated to the Employer Account maintained on behalf of a Member shall be equal to the product of:
 (A) the Applicable Percentage (as defined in (C) below); and
 (B) the sum of:
 (1) those Deferred Cash Contributions, if any, made on behalf of the Member to the Plan during the first nine months of the Fiscal Year which do not exceed 6% of the Member s Compensation for such nine-month period; and
 (2) those Deferred Cash Contribution, if any, made on behalf of the Member to the Plan during the final three months of the Fiscal Year which do not exceed 6% of the Member s Compensation for such three-month period.
 (C) For purposes of this Section 3.02(b), the Applicable Percentage for any given Fiscal Year shall be determined on the basis of the percentage increase in Earnings Per Share computed at the end of the given Fiscal Year as compared to the Earnings Per Share computed at the end of the immediately prior Fiscal Year, as follows:

Increase in                      Level of
Earnings                         Supplemental
Per Share                        Match

Under 10%                        0%

10% but less than 15%            25%

15% but less than 20%            50%

20% or more                      75%


 (ii) Notwithstanding any provision of the Plan to the contrary:
 (A) The allocation of a Supplemental Match with respect to Deferred Cash Contributions described in Section 3.02(b)(i)(B)(1) shall be conditioned upon a Member being employed by the Employer on the last day of the Plan Year ending within the given Fiscal Year. The allocation of such Supplemental Match on behalf of a Member who satisfies such condition shall be made as of the last day of such Plan Year.
 (B) The allocation of a Supplemental Match with respect to Deferred Cash Contributions described in Section 3.02(b)(i)(B)(2) shall be conditioned upon a Member being employed by the Employer on the last day of the given Fiscal Year. The allocation of such Supplemental Match on behalf of a Member who satisfies such condition shall be made as of the last day of the given Fiscal Year.
   (c) Employer Matching Contributions made for any given Plan Year shall be subject to the limitations provided in Sections
    3.06 and 3.07.
   (d) Employer Matching Contributions may be made in cash, in Common Stock, or in any combination of cash and Common Stock, as determined by the Pension Committee acting in its sole discretion. Notwithstanding any provision of Article 4 to the contrary, all Employer Matching Contributions under this
    Section 3.02 shall be invested in the Zurn Stock Fund and shall not be subject to Member investment elections under
    Section 4.04.

3.02A Employer Matching Contributions (Effective April 1, 1998)
   The Employer shall contribute on behalf of each of its Members who, pursuant to the election described in Section 3.01, makes Deferred Cash Contributions for pay periods beginning on or after April 1, 1998. The Employer Matching Contribution allocated to a Member during periods on and after April 1, 1998 shall be the sum of the Regular Match and the Supplemental Match, if any, allocated to such Member as provided in (a) and
   (b), as follows:
   (a) Except as provided under Section 3.02A(a)(iii), the amount of Regular Match allocated to a Member for any given pay period within a Plan Year shall equal the difference between (i) and (ii), where:
   (i)    equals the lesser of:
   (A) 50% of the Deferred Cash Contributions made on behalf of the Member to the Plan with respect to such Plan Year (including the Deferred Cash Contributions made for the given pay period); or
   (B) 3.0% of the Member s Compensation for such Plan Year (including Compensation payable for the given pay period); and
   (ii) equals the Regular Match made on behalf of the Member under the Plan with respect to such Plan Year determined immediately prior to the given pay period.
   (iii) Solely for purposes of determining the amount of Regular Match to be allocated to a Member for the Plan Year beginning on January 1, 1998, the term "Plan Year" as used in Section 3.02A(a)(i) and (ii) shall be deemed to mean the period commencing April 1, 1998 and ending December 31, 1998; provided, however, that the allocation of a Regular Match at the levels set forth in the foregoing provisions of this
    Section 3.02A(a) with respect to Deferred Cash Contributions made on behalf of a Member for pay periods beginning on or after April 1, 1998 and before June 30, 1998 shall be conditioned upon the Member being employed by the Employer on June 30, 1998 and, provided further, that such Regular Match shall be paid to the Trustee and credited to Members Employer Accounts as soon as practicable following June 30, 1998. Except as provided in Section 3.02A(a)(iii), the Regular Match shall be paid to the Trustee and credited to Members Employer Accounts as soon as practicable following each pay period.
   (b) Effective with respect to any Plan Year or other period ending after March 31, 1998, the Pension Committee may, in its discretion, determine that a Supplemental Match be made and allocated with respect to those Deferred Cash Contributions made by some or all Members during such Plan Year or other period; provided, however, that unless otherwise specified by the Pension Committee, the allocation of such Supplemental Match on behalf of any given Member shall be conditioned upon the Member being employed by the Employer on the last day of such given Plan Year or other period and the allocation shall be made as of such last day.
   (c) Employer Matching Contributions made for any given Plan Year shall be subject to the limitations provided in Section
    3.06 and 3.07.
   (d) Employer Matching Contributions may be made in cash, in Common Stock, or in any combination of cash and Common Stock, as determined by the Pension Committee acting in its discretion. Notwithstanding any provision of Article 4 to the contrary but subject to the discretion of the Pension Committee, all Employer Matching Contributions made prior to the consummation of the USI Merger Transaction shall be invested in the Zurn Stock Fund and all Employer Matching Contributions made on and after the consummation of the USI Merger Transaction shall be invested in the U.S. Industries Stock Fund. Such Employer Matching Contributions shall not be subject to Member investment elections under Section 4.04.

3.03 Rollover Contributions
   With the permission of the Pension Committee and without regard to any limitations on contributions set forth in Section 3.06 or 3.07, the Plan may receive from a Member, or a Covered Employee who has not yet met the eligibility requirements for membership, a check made payable to the Plan which represents an amount previously received by the Member or Covered Employee from a qualified plan (either directly or indirectly), provided that such amount is eligible to be rolled over to a qualified trust in accordance with Section 402(c) of the Code and the Member or Covered Employee provides evidence satisfactory to the Pension Committee that such amount qualifies for rollover treatment. The Pension Committee may require the Member or Covered Employee to provide an opinion of counsel satisfactory to the Pension Committee that amounts to be rolled over meet the requirements of this section. The Rollover Contributions must be paid to the Trustee on or before the 60th day after the day the amounts were received by the Member or the Covered Employee.

3.04 Change in Contributions
   The percentage of Compensation designated by a Member under
   Section 3.01 shall remain in effect, notwithstanding any change in his Compensation, until the Member gives Notice to change such percentage. Subject to the provisions of Section 3.01, a Member may change the percentage of the Deferred Cash Contributions made on his behalf by giving Notice to the Pension Committee or its designee within such time and in accordance with such means as are designated by the Pension Committee and communicated to Members. The changed percentage shall become effective as of the first day of the payroll period following the Member s Notice.

3.05 Suspension of Contributions
   (a) A Member may suspend the Deferred Cash Contributions made on his behalf under Section 3.01. To suspend such contributions, the Member must give Notice to the Pension Committee or its designee within such time and in accordance with such means as are designated by the Pension Committee and communicated to Members. The suspension of Deferred Cash Contributions shall become effective as of the first day of the payroll period following the Member s Notice.
   (b) A Member who has suspended the Deferred Cash Contributions made on his behalf may again have his Compensation reduced by providing Notice to the Pension Committee or its designee which satisfies the requirements under Section 3.01 and which is accompanied by a written authorization to the Employer to reduce his Compensation. The election to have Deferred Cash Contributions resumed shall become effective as of the first day of the payroll period next following the Member s Notice. An election to resume Deferred Cash Contributions under this Section 3.05(b) shall not limit a period of suspension required under Section 7.03(c).

3.06 Limitations Affecting Highly Compensated Employees
   (a) Limitation Based on Actual Deferral Percentage: The Actual Deferral Percentage for Highly Compensated Employees who are Members or eligible to become Members shall not exceed the Actual Deferral Percentage for all other Employees who are Members or eligible to become Members multiplied by 1.25. If the Actual Deferral Percentage for Highly Compensated
    Employees does not meet the foregoing test, the Actual
    Deferral Percentage for Highly Compensated Employees may not exceed the Actual Deferral Percentage for all other Employees who are Members or eligible to become Members by more than two percentage points, and the Actual Deferral Percentage for Highly Compensated Employees may not be more than 2.0 times the Actual Deferral Percentage for all other Employees. The Pension Committee may, from time-to-time, establish a Contribution Limit and may adopt such rules as it sees fit to assist the Plan in complying with the requirements of
    Section 401(k)(3) of the Code and to equalize the effect of the Contribution Limit. If the Pension Committee determines that the limitation under this Section 3.06(a) has been exceeded for any Plan Year beginning on or after January 1, 1997, the following provisions shall apply:
    (i) The amount of Deferred Cash Contributions made on behalf of some or all Highly Compensated Employees for the Plan Year shall be reduced by determining the total dollar amount of Deferred Cash Contributions which must be reduced to satisfy the limitation and by allocating these amounts, in accordance with guidance provided by the Secretary of the Treasury or his delegate, to the Highly Compensated Employees on behalf of whom the largest dollar amounts of Deferred Cash Contributions have been made to the Plan for the given Plan Year.
    (ii) Deferred Cash Contributions subject to reduction under this Section 3.06(a) ("excess contributions") and Earnings shall be paid to the Member before the close of the Plan Year following the Plan Year in which the excess contributions were made and, to the extent practicable, within 2-1/2 months of the close of the Plan Year in which the excess contributions were made. However, any excess contributions for any Plan Year shall be reduced by any Deferred Cash Contributions previously returned to the Member under Section 3.01(c) for that Plan Year.
    In the event any Deferred Cash Contributions returned under this Section 3.06(a) were matched by Employer Matching Contributions, such corresponding Employer Matching Contributions and Earnings shall be forfeited and may be used to reduce future Employer Matching Contributions or used in lieu of the Employer transmitting additional cash amounts to the Trustee for future Deferred Cash Contributions.
   (b) Limitation Based on Actual Contribution Percentage: The Actual Contribution Percentage for Highly Compensated
    Employees who are Members or eligible to become Members shall not exceed the Actual Contribution Percentage for all other Employees who are Members or eligible to become Members multiplied by 1.25. If the Actual Contribution Percentage for Highly Compensated Employees does not meet the foregoing test, the Actual Contribution Percentage for Highly Compensated Employees may not exceed the lesser of the Actual Contribution Percentage of all other Employees who are Members or eligible to become Members plus two percentage points or such Contribution Percentage multiplied by 2.0 (or such lesser amount as the Pension Committee shall determine to satisfy the provisions of Section 3.06(c)). If the Pension Committee determines that the limitation under this Section 3.06(b) has been exceeded for any Plan Year beginning on or after January 1, 1997, the following provisions shall apply:
    (i) The amount of Employer Matching Contributions made on behalf of some or all Highly Compensated Employees for the Plan Year shall be reduced by determining the total dollar amount of Employer Matching Contributions which must be reduced to satisfy the limitation and by allocating these amounts, in accordance with guidance provided by the Secretary of Treasury or his delegate, to the Highly Compensated Employees on behalf of whom the largest dollar amounts of Employer Matching Contributions have been made to the Plan for the given Plan Year.
    (ii) Any Employer Matching Contributions subject to reduction under this paragraph ("excess aggregate contributions") and Earnings shall be reduced as shall be necessary to equal the balance of the excess aggregate contributions, with the vested Employer Matching Contributions and Earnings being paid to the Member and the Employer Matching Contributions which are forfeitable under the Plan being forfeited. Such forfeited amounts may be used to reduce future Employer Matching Contributions or used in lieu of the Employer transmitting additional cash amounts to the Trustee for future Deferred Cash Contributions.
    (iii) Any payment or forfeiture of excess aggregate contributions shall be made before the close of the Plan Year following the Plan Year for which the excess aggregate contributions were made and, to the extent practicable, any repayment shall be made within 2-1/2 months of the close of the Plan Year in which the excess aggregate contributions were made.
   (c)    Notwithstanding the provisions of Sections 3.06 (a) and
    (b), in no event shall the sum of the Actual Deferral Percentage of the group of eligible Highly Compensated Employees and the Actual Contribution Percentage of such group, after applying the provisions of Sections 3.06 (a) and
    (b), exceed the "aggregate limit" as such term is defined under Section 1.401(m)-2 of the Income Tax Regulations. In the event the aggregate limit is exceeded for any Plan Year, the Actual Contribution Percentages of the Highly Compensated Employees shall be reduced to the extent necessary to satisfy the aggregate limit in accordance with the procedure set forth in Section 3.06(b) above.
   (d) In making a distribution under this Section, the Pension Committee shall specifically designate such distribution as a distribution consisting of excess contributions or excess aggregate contributions and Earnings. Any distribution of less than the entire amount of excess contributions or excess aggregate contributions and Earnings shall be treated as a pro rata distribution of such excess contribution or excess aggregate contribution and Earnings.
   (e) Except as otherwise provided by the Secretary of the Treasury or his delegate, any excess contributions and any excess aggregate contributions shall be taken into account for purposes of determining the Member's annual additions limitation as provided in Section 3.07 and shall be taken into account for purposes of Section 404 of the Code, notwithstanding the correction of such excess amounts by distribution. No corrective distribution under this Section shall be recognized for purposes of determining whether the minimum distribution requirements of Section 401(a)(9) of the Code are satisfied with respect to any Member.
   (f) Any distribution in accordance with this Section shall be made without regard to any notice or consent otherwise required under Sections 411(a)(11) or 417 of the Code.
   (g) The provisions of this Section 3.06(g) shall be applicable solely with respect to Plan Years beginning prior to January 1, 1997. If any Highly Compensated Employee is either (i) a 5% owner, or (ii) one of the top 10 Highly Compensated Employees on the basis of Statutory Compensation, then any benefit or contribution paid to or made on behalf of any member of his "family" (spouse, lineal ascendant or descendant and their spouses) shall be deemed paid to or made on behalf of such Highly Compensated Employee for purposes of Sections 3.06(a) and (b), to the extent required under regulations prescribed by the Secretary of the Treasury or his delegate under Section 401(k) and Section 401(m) of the Code. Any return of excess contributions required under
    Section 3.06(a), (b) or (c) with respect to the family group shall be made in accordance with such regulations. The total benefit shall then be apportioned among the Highly Compensated Employees and the members of his family in a manner determined by the Pension Committee, which shall be uniformly applicable to all Employees similarly situated.
   (h) If any Highly Compensated Employee is a member of another qualified plan of the Employer or an Affiliated Employer under which Deferred Cash Contributions or Employer Matching Contributions are made on behalf of the Highly Compensated Employee, the Committee shall implement rules, which shall be uniformly applicable to all Employees similarly situated, to take into account all such contributions for the Highly Compensated Employee under all such plans in applying the limitations of this Section.
   (i) If two or more plans of the Employer to which cash or deferred contributions, matching contributions, Employee contributions or all of them, are made and treated as one plan for the purposes of Code Section 401(a)(4) of the Code or
    Section 410(b) (other than for purposes of Code Section 410(b)(2)(A)(ii)), such plans shall be treated as one plan for the purposes of determining the limitation on Highly Compensated Employees under Section 3.06.
   (j) Any provision of this Article 3 to the contrary notwithstanding, the provisions of Section 3.06 shall be deemed to include the provisions of Sections 401(k)(3) and 401(m)(3) of the Code and Sections 1.401(k)-1(b), 1.401(m)-1(b)
    and 1.401(m)-2 of the Income Tax Regulations which are incorporated herein by reference.

3.07 Maximum Annual Additions
   (a)    The annual addition to a Member's Accounts for any Plan
    Year, which shall be considered the "limitation year" for purposes of Section 415 of the Code, when added to the Member's annual addition for that Plan Year under any other qualified defined contribution plan of the Employer or an Affiliated Employer, shall not exceed an amount which is equal to the lesser of: (i) 25% of his remuneration (as hereinafter defined) for that Plan Year, or (ii) $30,000, as adjusted by applying the Adjustment Factors to years up to and including the given Plan Year.
   (b) For purposes of this Section, the "annual addition" shall be the sum of the following amounts to the extent allocated to the Member's Accounts under the Plan or to his account under such other plan or plans described below:
    (i)   The total contributions, including Deferred Cash
     Contributions and Employer Matching Contributions made on the Member's behalf by the Employer or an Affiliated Employer;
    (ii)  All Member contributions, exclusive of any Rollover
     Contributions;
    (iii) Reallocated forfeitures; and
    (iv) Amounts allocated to an individual medical account, as defined in Section 415(l)(2) of the Code, as part of a pension or annuity plan and amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits described in Section 419A(d) of the Code, under a welfare benefit fund (as defined in Section
     419(e) of the Code) maintained by the Employer or an Affiliated Employer.
   (c) For purposes of this Section, the term "remuneration" with respect to any Member shall mean Statutory Compensation;
    provided, however, that with respect to limitation years beginning before January 1, 1998, Statutory Compensation shall be determined after any reduction of Compensation pursuant to
    Section 3.01 or pursuant to a cafeteria plan as described in
    Section 125 of the Code.
   (d) In the event that a Member's total annual additions for any limitation year exceed the limitations of Section 3.07(a) because of a reasonable error in estimating a Member's
    Compensation, a reasonable error in determining the amount of Deferred Cash Contributions that a Participant may make within the limitations of Section 3.07(a), or due to such other facts and circumstances as the Commissioner of Internal Revenue finds justifiable, his total annual additions shall be reduced in the following order until such limitations are met:
    (i) After-tax Member contributions made in the limitation year under any other plan maintained by the Employer or Affiliated Employer shall be returned to the Member in accordance with the provisions of such plan to the extent necessary to meet the above limitations;
    (ii) The Deferred Cash Contributions made on the Member's behalf in the limitation year that are in excess of six percent of the Member's Compensation shall be distributed to the Member;
    (iii) The Deferred Cash Contributions made on the Member's behalf in the limitation year that are not in excess of six percent of the Member's Compensation and the Employer Matching Contributions made on the Member's behalf in the limitation year shall be reduced proportionately.
     Deferred Cash Contributions so reduced shall be distributed to the Member. Employer Matching Contributions so reduced shall be held unallocated in a suspense account and shall be applied to reduce the Deferred Cash Contributions and the Employer Matching Contributions with respect to all Members for the subsequent limitation year. For limitation years beginning on and after January 1, 1996, any distribution under this Section 3.07(d) which includes Deferred Cash
     Contributions shall also include Earnings on such Deferred
     Cash Contributions.
    The Pension Committee may change the order of the reductions listed above in any manner which, in the judgment of the Pension Committee, is in the Member's best interest.
   (e) If a Member is also a member in a defined benefit plan maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any limitation year beginning after January 1, 1982 and before January 1, 2000 shall not exceed 1.0. The defined benefit plan fraction for any such limitation year is a fraction, the numerator of which is the projected annual benefit of the Member under such plan (determined as of the close of the limitation year), and the denominator of which is the lesser of 1.25 times the dollar limit in Section 415(b)(1)(A) of the Code or 1.4 times 100% of the Member's average remuneration over that period of consecutive calendar years (not more than three) during which his remuneration was the highest. The defined contribution plan fraction for any such limitation year is a fraction the numerator of which is the sum of the annual additions on behalf of the Member under the Plan and any other defined contribution plan or plans maintained by the Employer as of the close of the year and the denominator of which is the sum of 1.25 times the maximum dollar limit or 1.4 times the maximum percentage limit, whichever is smaller on a year-by-year basis, which could have been made under Section
    415(c) of the Code for such year and for each prior year of service with the Employer, subject to any transition adjustments allowed by law and adopted by the Pension
    Committee. Any adjustment necessary to comply with the limitations of Section 3.07(e) shall be made in the Member's benefit payable under the defined benefit plan.
   (f) The sole purpose of this Section 3.07 is to comply with the formal requirements of Section 415(c) and 415(e) of the Code and the terms of this Section 3.07 shall be interpreted, applied, and if and to the extent necessary, shall be deemed modified so as to satisfy solely the minimum requirements of
    Section 415(c) and 415(e) of the Code.

3.08 Return of Contributions
   (a) Any provision of the Plan to the contrary notwithstanding, the total contributions made by the Employer with respect to any Plan Year, when added to any other contributions made by the Employer to a plan qualified under
    Section 401(a) of the Code, shall not exceed such amount which is deductible for such Plan Year pursuant to Sections 404(a)(3) or 404(a)(7) of the Code. In any event, all contributions for a Plan Year shall be paid within the regular or extended time for filing the Employer's federal income tax return for the fiscal year which includes the Plan Year end.
   (b) The Employer's contributions to the Plan are conditioned upon their deductibility under Section 404 of the Code. If it is determined that all or part of the Employer's contributions to the Plan are not currently deductible under Section 404 of the Code, the Employer shall direct the Trustee to return the nondeductible portion of the contribution to the Employer without interest but reduced by any investment loss attributable to the nondeductible contribution. The return shall be made within one year after the contribution is determined to be nondeductible.
   (c) The Employer may recover without interest the amount of its contributions to the Plan made on account of a mistake of fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.
   (d) In the event that the Deferred Cash Contributions made under Section 3.01 are returned to the Employer in accordance with the provisions of this Section 3.08, the elections to reduce Compensation which were made by Members on whose behalf those contributions were made, to the extent the elections apply to amounts returned, shall be void retroactively to the beginning of the period for which those contributions were made. The Deferred Cash Contributions so returned shall be distributed in cash to those Members for whom those contributions were made. In the event the Pension Committee determines that an amount to be deferred pursuant to the election provided in Section 3.01 would cause the Employer's contributions under this and/or any other tax-qualified retirement plan maintained by the Employer or an Affiliated Employer to exceed the applicable deduction limits contained in Section 404 of the Code, or to exceed the maximum annual addition determined with respect to a Member in accordance with Section 3.07, the Pension Committee may, in its discretion, authorize a suspension or reduction of Deferred Cash Contributions in accordance with rules promulgated by the Pension Committee.
Article 4.  Investment of Contributions and
    Accounts; Valuation

4.01 Investment Funds
   (a) Contributions to the Plan shall be invested in one or more Investment Funds, as authorized by the Pension Committee, from time to time.
   (b) The Trustee may keep such amounts of cash as the Pension Committee, in its sole discretion, shall deem necessary or advisable as part of the Funds, all within the limitations, if any, specified in the trust agreement.
   (c) Dividends, interest, and other distributions received on the assets held by the Trustee in respect to each of the Funds shall be reinvested in the respective Fund.

4.02 Investment of Members' Accounts
   A Member or a Covered Employee making a Rollover Contribution shall give Notice regarding the investment of all contributions to be made to the Deferred Account on his behalf and, if there is no separate election, to the Rollover Account maintained on his behalf under the Plan. Such Notice shall be delivered to the Pension Committee or its designee within such time and in accordance with such means as are designated by the Pension Committee and communicated to Members and Covered Employees. Such Notice shall specify, in 10% increments from 0% to 100%, the percentage of all future Deferred Cash Contributions and/or Rollover Contribution to be invested in the Investment Funds then offered under the Plan. The investment elections provided in such Notice shall be effective as of the business day on which the Notice is given or as of the next following business day, in accordance with procedures established by the Pension Committee and communicated to Members and Covered Employees and such elections shall remain in effect until changed in accordance with Section 4.04. Except as provided in Section 4.06, the Employer Account maintained on behalf of a Member shall be invested in the Zurn Stock Fund or, for periods on and after the consummation of the USI Merger Transaction, the U.S. Industries Stock Fund and such amounts shall not be available for transfer to any other Investment Fund.

4.03 Responsibility for Investments
   Each Member and Covered Employee is solely responsible for the selection of his investment option. The Trustee, the Pension Committee, the Employer, and the directors, officers, supervisors and other employees of the Employer are not empowered to advise a Member or Covered Employee as to the manner in which his Accounts shall be invested. The fact that an Investment Fund is available for investment under the Plan shall not be construed as a recommendation for investment in that Investment Fund.

4.04 Change of Election
   A Member may change his investment election with respect to future Deferred Cash Contributions at any time by giving Notice to the Pension Committee or its designee within such time and in accordance with such means as are designated by the Pension Committee and communicated to Members. The changed investment election shall be made in the same manner as elections under
   Section 4.02 and shall become effective as of the business day on which the Notice is given or as of the next following business day, in accordance with procedures established by the Pension Committee and communicated to Members. Any election under this Section 4.04 shall remain in effect until changed by another election under this Section. Except as provided in
   Section 4.06, all Employer Matching Contributions shall be invested in the Zurn Stock Fund or, for periods on and after the consummation of the USI Merger Transaction, the U.S. Industries Stock Fund and such amounts shall not be subject to Member investment elections under this Section 4.04.

4.05 Reallocation of Accounts Among the Funds
   A Member or a Covered Employee with a Rollover Account maintained on his behalf may give Notice regarding the reallocation of his Employee Account among the Investment Funds. Such Notice shall be delivered to the Pension Committee or its designee within such time and in accordance with such means as are designated by the Pension Committee and communicated to Members and Covered Employees. Such Notice shall specify, in 1% increments from 0% to 100%, the percentage of the Member s entire Employee Account balance to be invested in the Investment Funds then offered under the Plan or the dollar amount to be exchanged out of an Investment Fund and into one or more Investment Funds then offered under the Plan. The reallocation election provided in such Notice shall be effective as of the business day on which the Notice is given or as of the next following business day, in accordance with procedures established by the Pension Committee and communicated to Members and those Covered Employees with an Employee Account maintained under the Plan. Such election shall remain in effect until changed by another election under this Section. Subject to Sections 4.09 and 5.03, a Member or Covered Employee may make the Employee Account reallocation election described in this Section 4.05 at any time. Except as elected otherwise by a Member pursuant to Section 4.06, all Employer Accounts shall remain invested in the Zurn Stock Fund or, for periods on and after the consummation of the USI Merger Transaction, the U.S. Industries Stock Fund.

4.06 Diversification Election on Employer Account
   Nothwithstanding the foregoing provisions of this Article 4, any Member who has attained age 57 may elect to reallocate all or a portion of his Employer Account among the Investment Funds. Such reallocation election shall be made only in connection with a reallocation election made under Section 4.05 with the result that the Member s election under Section 4.05 shall then apply to his entire Account balance under the Plan and not only the balance of his Employee Account.

4.07 Limitations Imposed by Contract
   Notwithstanding anything in Article 4 to the contrary, any contributions invested in a guaranteed investment contract shall be subject to any and all terms of such contract, including any limitations placed on the exercise of any rights otherwise granted to a Member or Covered Employee under any other provisions of this Plan with respect to such contributions.

4.08 Valuation of the Investment Funds
   The Trustee shall value the Investment Funds on the Valuation Date and at such other date or dates deemed necessary by the Pension Committee. On each Valuation Date there shall be allocated to the Accounts of each Member his proportionate share of the increase or decrease in the fair market value of his Accounts in each of the Funds, based on the fair market value of the Funds on said Valuation Date.

4.09 Discretionary Power of the Pension Committee
   The Pension Committee reserves the right to change from time to time the procedures used in valuing any one or more of the Accounts or crediting or debiting any one or more of the Accounts if it determines, after due deliberation and upon the advise of counsel and/or the current recordkeeper, that such an action is justified in that it results in a more accurate reflection of the fair market value of the Accounts. In the event of a conflict between the provisions of Article 4 and such new administrative procedures, the new administrative procedures shall prevail.

4.10 Statement of Accounts
   At least once a year, each Member shall be furnished with a statement setting forth the value of his Accounts.

       Article 5. Employer Stock Fund

The provisions of this Article shall become applicable to the extent to which Accounts under the Plan are invested in the Zurn
Stock Fund or the U.S. Industries Stock Fund.

5.01 Zurn Stock Fund
   (a) Effective February 1, 1996 or as soon thereafter as is practicable and consistent with sound administration, the Pension Committee shall make available under the Plan an Investment Fund which shall consist exclusively of Common Stock; provided, however, that a portion not exceeding ten percent (10%) of the fair market value of the Fund may be held in short-term interest-bearing investments or cash pending purchase of Common Stock and to provide sufficient liquidity for exchanges out of the Fund, withdrawals and loans. Such Investment Fund shall be referred to as the "Zurn Stock Fund". Except as otherwise provided in this Article 5, for periods prior to the consummation of the USI Merger Transaction, a Member or Covered Employee shall be permitted to invest all or a portion of the contributions made on his behalf and/or his Accounts in the Zurn Stock Fund in accordance with the provisions of Article 4. Unless otherwise limited under the terms of the trust agreement, the Trustee may purchase or sell Common Stock on the open market or by privately-negotiated transaction; provided however, that any such purchase or sale shall be made only in exchange for fair market value as determined by the Trustee and, provided further that, except for purchases or sales of Common Stock on a stock exchange registered with the Securities and Exchange Commission, no commission shall be charged or paid with respect to any purchase or sale of Common Stock by the Trustee. Any distributions, dividends or other income received by the Trustee with respect to the Zurn Stock Fund shall be reinvested by the Trustee in the Zurn Stock Fund. The Pension Committee shall provide, at such time and in such manner as it shall determine in its discretion, whether share or unit accounting be performed with respect to the Zurn Stock Fund.
   (b) Effective as of the date the USI Merger Transaction is consummated, the Zurn Stock held in the Zurn Stock Fund shall be converted to U.S. Industries Stock and the Zurn Stock Fund shall be converted to the U.S. Industries Stock Fund.

5.02 U.S. Industries Stock Fund
   Effective as of the consummation of the USI Merger Transaction, the Zurn Stock Fund shall be converted to the U.S. Industries
   Stock Fund, an Investment Fund consisting exclusively of U.S.
   Industries Stock; provided, however, that a portion not exceeding ten percent (10%) of the fair market value of the Fund may be held in short-term interest-bearing investments or cash pending purchase of U.S. Industries Stock and to provide sufficient liquidity for exchanges out of the Fund, withdrawals and loans. Except as otherwise provided in this Article 5, a Member or Covered Employee shall be permitted to invest all or a portion of the contributions made on his behalf and/or his Accounts in the U.S. Industries Stock Fund in accordance with the provisions of Article 4. Unless otherwise limited under the terms of the trust agreement, the Trustee may purchase or sell U.S. Industries Stock on the open market or by privately-negotiated transaction; provided however, that any such purchase or sale shall be made only in exchange for fair market value as determined by the Trustee and, provided further that, except for purchases or sales of U.S. Industries Stock on a stock exchange registered with the Securities and Exchange
   Commission, no commission shall be charged or paid with respect to any purchase or sale of U.S. Industries Stock by the Trustee. Any distributions, dividends or other income received by the Trustee with respect to the U.S. Industries Stock Fund shall be reinvested by the Trustee in the U.S. Industries Stock
   Fund. The Pension Committee shall provide, at such time and in such manner as it shall determine in its discretion, whether share or unit accounting be performed with respect to the U.S.
   Industries Stock Fund.

5.03 Restrictions on Transfer and Withdrawal of Amounts Invested in Zurn Stock Fund or U. S. Industries Stock Fund
   (a) The restrictions in Section 5.03(b) shall apply to that portion of Accounts maintained on behalf of Members, Covered Employees, Beneficiaries and Alternate Payees which are invested in the Zurn Stock Fund or U.S. Industries Stock Fund and, if and to the extent necessary, any election made by a Member, Covered Employee, Beneficiary or Alternate Payee under the Plan shall be deemed modified to be consistent with this
    Section 5.02.
   (b)    Notwithstanding the provisions of Sections 4.02, 4.05,
    4.06 and Articles 7 and 8:
    (i) No Member, Covered Employee, Beneficiary or Alternate Payee shall, on the basis of material nonpublic information with respect to the Company or its affiliates, make an election permitted by those Sections or Articles if (A) such election would result in an exchange into or out of, loans from, withdrawals from, or an increase or decrease in the amount of contributions to the Zurn Stock Fund, and (B) the transaction resulting from such election is prohibited by Rule 10b-5.
    (ii) No officer shall make an election permitted by those Sections or Articles if such election would result in a transaction involving the Zurn Stock Fund which is not an exempt transaction pursuant to Rule 16b-3.
   (c) The provisions of Section 5.03(b) shall continue to apply upon the consummation of the USI Merger Transaction by substituting "U.S. Industries" for "Company" and by substituting "U.S. Industries Stock Fund" for "Zurn Stock
    Fund" in each place where the latter term is used.
   (d) For purposes of this Section 5.03, the terms "Rule 10b-5" and Rule 16b-3" shall mean the rules, as amended, having those designations promulgated by the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the terms "affiliate" and "officer" shall have the meanings set forth in Rule 12b-2 and Rule 16a-1(f), respectively, both as so promulgated and amended.

5.04 Voting of Common Stock
   (a) Each Member, Covered Employee, Beneficiary or Alternate Payee who has an Account maintained on his behalf with an investment in the Zurn Stock Fund shall have the following powers and responsibilities:
    (i) Prior to each annual or special meeting of the shareholders of the Company, the Company shall cause to be sent to each person described in Section 5.04(a), a copy of the proxy solicitation material for such meeting, together with a form requesting confidential voting instructions for the voting of the Common Stock held in the Zurn Stock Fund in proportion to the number of units of the Zurn Stock Fund held by such a person's Accounts or, if applicable, the number of full shares of Common Stock credited under the Zurn Stock
     Fund to such a person s Accounts. Upon receipt of such a person's instructions, the Trustee shall then vote in person, or by proxy, such Common Stock as so instructed.
    (ii) The Company shall cause the Trustee to furnish, as soon as practicable after receipt by the Trustee, to each person described in Section 5.04(a) notice of any tender or exchange offer for, or a request or invitation for tenders or exchanges of, Common Stock made to the Trustee. The Trustee shall request from each such person instructions as to the tendering or exchanging of Common Stock held in the Zurn
     Stock Fund in proportion to the number of units of the Zurn Stock Fund held by such a person's Accounts or, if applicable, the number of full shares of Common Stock credited under the Zurn Stock Fund to such a person s Accounts. Within the time specified by the notice of any tender or exchange offer for, or request or invitation for tenders or exchanges of, Common Stock, the Trustee shall tender or exchange such Common Stock as to which the Trustee has received instructions to tender or exchange from the persons described in Section 5.04(a).
    (iii) Instructions received from the persons described in Section 5.04(a) by the Trustee regarding the voting, tendering, or exchanging of Common Stock held in the Zurn Stock Fund shall be held in strictest confidence and shall not be divulged to any other person, including directors, officers or employees of the Company, except as otherwise required by law, regulation or lawful process.
   (b) Each Member, Covered Employee, Beneficiary or Alternate Payee who has an Account maintained on his behalf with an investment in the U.S. Industries Stock Fund shall have the following powers and responsibilities:
    (i) Prior to each annual or special meeting of the shareholders of U.S. Industries, U.S. Industries or the Company shall cause to be sent to each person described in
     Section 5.04(b), a copy of the proxy solicitation material for such meeting, together with a form requesting confidential voting instructions for the voting of the Common Stock held in the U.S. Industries Stock Fund in proportion to the number of units of the U.S. Industries Stock Fund held by such a person s Accounts or, if applicable, the number of full shares of Common Stock credited under the U.S.
     Industries Stock Fund to such a person s Accounts. Upon receipt of such a person s instructions, the Trustee shall then vote in person, or by proxy, such Common Stock as so instructed.
    (ii) U. S. Industries shall cause the Trustee to furnish, as soon as practicable after receipt by the Trustee, to each person described in Section 5.04(b) notice of any tender or exchange offer for, or a request or invitation for tenders or exchanges of, Common Stock made to the Trustee. The Trustee shall request from each such person instructions as to the tendering or exchanging of Common Stock held in the U.S. Industries Stock Fund in proportion to the number of units of the U.S. Industries Stock Fund held by such a person s Accounts or, if applicable, the number of full shares of Common Stock credited under the U.S. Industries Stock Fund to such a person s Accounts. Within the time specified by the notice of any tender or exchange offer for, or request or invitation for tenders or exchanges of, Common Stock, the Trustee shall tender or exchange such Common Stock as to which the Trustee has received instructions to tender or exchange from the persons described in Section 5.04(b).
    (iii) Instructions received from the persons described in Section 5.04(b) by the Trustee regarding the voting, tendering, or exchanging of Common Stock held in the U.S. Industries Stock Fund shall be held in strictest confidence and shall not be divulged to any other person, including directors, officers or employees of U.S.
     Industries, except as otherwise required by law, regulation or lawful process.
   (c) The Trustee shall vote Common Stock for which the Trustee does not receive affirmative direction in accordance with the instructions of the Pension Committee. The Trustee shall, in its discretion, determine whether to tender or exchange Common Stock with respect to which the Trustee does not receive any affirmative direction.

Article 6.  Vested Portion of Accounts

6.01 Deferred Account and Rollover Account
   Members and Covered Employees having Rollover Accounts maintained on their behalf shall at all times be 100% vested in, and have a nonforfeitable right to, their Deferred Accounts and their Rollover Accounts.

6.02 Employer Account
   (a) Any Employee who is both (i) a Member as of August 1, 1997 and (ii) in the active employment of an Employer as of August 1, 1997 shall at all times be 100% vested in, and have a nonforfeitable right to, his Employer Account.
   (b) Any Member who is not described in Section 6.02(a) shall become vested in, and have a nonforfeitable right to, his Employer Account as provided in the following schedule based on Years of Vesting Service:

Years         Vested
of            (Nonforfeitable)
Vesting       Percentage
Service

less than 1              0%

1 but less than 3        50%

3 or more                100%

   (c) Notwithstanding the foregoing, a Member shall be 100% vested in, and have a nonforfeitable right to, his Employer
    Account upon death, Disability or the attainment of his Normal
    Retirement Age.

6.03 Forfeitures and Restoration
   (a) In the event a Member terminates his employment with all Employers and Affiliated Employers prior to such time as he becomes fully vested in accordance with Section 6.02, the Member s nonvested interest in his Employer Account shall be forfeited as of the earlier of:
                                                (i)       the date
    on which the Member incurs a one-year Break in Service; or
                                                (ii)      the date
    on which the Member receives a distribution of his Vested Portion in accordance with Article 9.
    As of such date of forfeiture, the Member shall no longer be considered a Member hereunder.
   (b) In the event an individual described in Section 6.03(a)(i) returns to the service of an Employer or Affiliated Employer prior to both his receiving a distribution of his Vested Portion and his incurring five (5) consecutive one-year Breaks in Service such Employee shall have restored on his behalf the full balance of his Employer Account that was previously forfeited under Section 6.03(a)
   (c) In the event an individual described in Section 6.03(a)(ii) returns to the service of an Employer as a Covered Employee prior to incurring five (5) consecutive one-year Breaks in Service, such Covered Employee may restore such portion of his Employer Account as was forfeited under paragraph (a) by repaying to the Plan the full amount of his previous distribution. The period during which such repayment must be made shall end on the earlier of the fifth anniversary of the Covered Employee s reemployment or the date on which the Covered Employee incurs five (5) consecutive one-year Breaks in Service.
   (d) Any forfeitures occurring under this Section 6.03 shall be exchanged into, and held unallocated in, a suspense account and may be used to reduce future Deferred Cash Contributions and Employer Matching Contributions. In the event a suspense account contains insufficient funds to effect a restoration of an Employer Account as provided above, the deficiency in funds shall be contributed without regard to the limitations set forth in any Section of the Plan by the Employer of the Employee at the time of his reemployment or, if the Member is reemployed by an Affiliated Employer, by the Employer which is designated to make the contribution by the Pension Committee.
   (e)    Employer Accounts restored under the provisions of this
    Section 6.03 prior to the consummation of the USI Merger Transaction shall be invested in the Zurn Stock Fund on behalf of the affected Employees. Employer Accounts restored under the provisions of this Section 6.03 on and after the consummation of the USI Merger Transaction shall be invested in the U.S. Industries Stock Fund on behalf of the affected Employees.

Article 7.  Withdrawals While Still Employed

7.01 Withdrawal of Rollover Contributions
   Subject to the provisions of Section 7.04, an active Employee who meets the hardship criteria of Section 7.03 (treating as ineffective for this purpose the last sentence of
   Section 7.03(c)) may elect to make a cash withdrawal from his Rollover Account.

7.02 Withdrawal After Age 59-1/2
   Subject to the provisions of Section 7.04, an active Employee who shall have attained age 59-1/2 as of the effective date of any withdrawal pursuant to this Section may elect a withdrawal of all or part of his Rollover Account or his Deferred Account. The withdrawal may be in cash or, to the extent the Rollover Account or Deferred Account is invested in the Zurn Stock Fund or U.S. Industries Stock Fund, in shares of Common Stock not to exceed the number of full shares of Common Stock credited under the Zurn Stock Fund, or the U.S. Industries Stock Fund as the case may be, to such person s Accounts or, if applicable, not to exceed the whole number of shares represented by the proportion of the units of the Zurn Stock Fund (or U.S. Industries Stock Fund) in the Employee's Rollover Account or Deferred Account to the total number of units of the Zurn Stock Fund (or U.S. Industries Stock Fund) then outstanding. Notwithstanding the preceding sentence, no withdrawal in shares of Common Stock shall be made unless the withdrawal includes at least 50 shares of Common Stock.

7.03 Hardship Withdrawal
   (a) Subject to the provisions of Section 7.04, a Member may elect to make a cash withdrawal of his Deferred Cash Contributions (without any earnings) provided that he furnishes proof of "hardship" satisfactory to the Pension Committee in accordance with the provisions of Sections 7.03(b) and (c).
   (b) As a condition for hardship there must exist with respect to the Member an immediate and heavy financial need to draw upon his Accounts. The Pension Committee shall presume the existence of such immediate and heavy financial need if the requested withdrawal is on account of any of the following:
    (i) Medical expenses described in Section 213(d) of the Code incurred by the Member, his spouse or any of his dependents (as defined in Section 152 of the Code) or expenses necessary for these persons to obtain medical care described in Section 213(d) of the Code; or
    (ii) Costs directly related to the purchase of a principal residence of the Member (excluding mortgage payments); or
    (iii) Payment of tuition and related
     educational fees for a period not to exceed 12 months of post-secondary school education of the Member, his spouse, children or dependents; or
    (iv) Payment of amounts necessary to prevent eviction of the Member from his principal residence or to avoid foreclosure on the mortgage on his principal residence; or
    (v) The inability of the Member to meet such other expenses, debts or other obligations recognized by the Internal Revenue Service as giving rise to immediate and heavy financial need for purposes of Section 401(k) of the Code.
    In evaluating the relevant facts and circumstances, the Pension Committee shall act in a nondiscriminatory fashion and shall treat uniformly those Members who are similarly situated. The Member shall furnish to the Pension Committee such supporting documents as the Pension Committee may request in accordance with uniform and nondiscriminatory rules prescribed by the Pension Committee.
   (c) As a condition for a hardship withdrawal, the Member must certify (i) that the requested withdrawal is necessary to satisfy the financial need described in Section 7.03(b) and
    (ii) that the need cannot reasonably be relieved (A) through reimbursement or compensation by insurance or otherwise; (B) by reasonable liquidation of the Member's assets or the assets of the Member's spouse and minor children reasonably available to the Member, (C) by cessation of Deferred Cash Contributions under the Plan, or (D) by other distributions or nontaxable
    (at the time of the loan) loans from the Plan or other plans of the Employer or by borrowing from commercial sources on reasonable commercial terms. For purposes of the foregoing, a need shall not reasonably be relieved by any of the actions described in (A), (B), (C) or (D) if a Member demonstrates, to the satisfaction of the Pension Committee, that the effect would be to increase the amount of the need. The Member shall furnish to the Pension Committee such supporting documents as the Pension Committee may request in accordance with uniform and nondiscriminatory rules prescribed by the Pension Committee. If the Member's certification and supporting documents are satisfactory to the Pension Committee in both form and substance and the Pension Committee has no actual knowledge contradicting the Member's certification and supporting documents, the Pension Committee shall find that the requested withdrawal is necessary to meet the Member's financial need. Notwithstanding the foregoing, as a condition of receiving a hardship withdrawal, a Member's Deferred Cash Contributions shall be suspended for a period of at least 12 months after the date the Member receives the hardship distribution.
   (d) The Pension Committee shall have full discretionary authority to modify the provisions of Section 7.03 provided that any modification shall be evidenced by a writing in the administrative record of the Pension Committee, shall be consistently applied and shall not operate so as to reduce or eliminate any benefit protected under Section 411(d)(6) of the
        Code that has accrued as of the date of modification.
  7.04 Procedures and Restrictions
   To make a withdrawal, a Member or Employee must deliver Notice to the Pension Committee or its designee within such time and in accordance with such means as are designated by the Pension Committee and communicated to Members. A withdrawal shall be made as soon as administratively practicable after the first day of any month, as elected by the Member or Employee, following the date the Notice of withdrawal is delivered to the Pension Committee or its designee. The withdrawal shall be based upon the applicable Account(s) as of the Valuation Date next preceding the date the withdrawal is made. Not more than two withdrawals may be made in any Plan Year except that a withdrawal under Section 7.03 may be made in addition to any other withdrawal made during the Plan Year. The minimum withdrawal shall be $500 or the total value of the Vested Portion of the Accounts maintained on behalf of the person making the withdrawal which are available for withdrawal, if less. The amount of the withdrawal shall be allocated among the Investment Funds as determined by the person making the withdrawal.
Article 8.  Loans to Members

8.01 Amount Available
   (a) Subject to the provisions of Article 8, a Member who is an Employee (and who is not on leave of absence or layoff) may borrow an amount from his Accounts which, when added to the outstanding balance of any other loans to the Member from the Plan, does not exceed the lesser of: (i) 50% of the Vested Portion of his Accounts; or (ii) $50,000 reduced by the excess, if any, of (A) the highest outstanding balance of loans to the Member from the Plan during the one year period ending on the day before the day the loan is made, over (B) the outstanding balance of loans to the Member from the Plan on the date on which the loan is made. Notwithstanding the foregoing, any Plan loan is contingent upon (i) the eligible Member making application to the Pension Committee or its designee by giving Notice within such time and in accordance with such means as are designated by the Pension Committee and communicated to Members and (ii) the Pension Committee's approval of such application under such rules as it shall adopt. A Plan loan shall be effective as soon as administratively practicable after the first day of any month, as elected by the eligible Member, following the date the Notice of loan application is both delivered to the Pension Committee or its designee and is approved by the Pension Committee. No Plan loan shall be permitted to access amounts in the Member s Employer Account. The minimum loan shall be $1,000. Solely for purposes of Article 8, an Employee who is not a Member but who has made a Rollover Contribution pursuant to Section 3.03 shall be considered a "Member" of the Plan.
   (b) The interest rate to be charged on loans shall be determined as of the beginning of the month in which the Member's loan application is received by the Pension Committee and shall be 1% plus the prime rate of interest charged by persons in the business of lending money for loans of similar purpose and duration. The interest rate so determined shall be fixed for the duration of each loan.
   (c) The amount of the loan is to be transferred from the Investment Funds in which the Member's Employee Account is invested to a "Loan Fund" for the Member under the Plan. The Loan Fund shall consist solely of the amount transferred to the Loan Fund and such amount shall be invested solely in the loan made to the Member. The amount transferred to the Loan Fund shall be held as security for the loan. Payments of principal on the loan will reduce the amount held in the Member's Loan Fund. Those payments, together with the attendant interest payment, will be reinvested in the Investment Funds in accordance with the Member's then effective investment election.

8.02 Terms
   (a) In addition to such rules as the Pension Committee, in its discretion, may adopt, all loans shall comply with the following terms and conditions:
    (i) An application for a loan by a Member shall be made by Notice to the Pension Committee or its designee and the action of the Pension Committee, in approving or disapproving the application, shall be final;
    (ii) Each loan shall be evidenced by a promissory note payable to the Plan;
    (iii) The period of repayment for any loan shall be arrived at by mutual agreement between the Pension Committee and the Member, but that period shall not exceed five years unless the loan is to be used in conjunction with the purchase of the principal residence of the Member, in which case the period shall not exceed ten years;
    (iv) Payments of principal and interest will be made by payroll deductions implemented by the Employer or Affiliated Employer or in such manner as may be agreed to by the Member and the Pension Committee; provided, however, that any repayment arrangement shall require repayment in substantially level amounts, made no less frequently than quarterly, in an amount sufficient to amortize the loan over the repayment period;
    (v) A loan may be prepaid in full as of any date without penalty;
    (vi) No more than one loan may be made to a given Member in any calendar year;
    (vii) No more than two loans may be
     outstanding at any given time; and
    (viii) The Pension Committee may require Members to pay a reasonable fee to defray administrative costs associated with each loan.
   (b) If a loan is not repaid in accordance with the terms contained in the promissory note and a default occurs, the Plan may execute upon its security interest in the Member's Accounts under the Plan to satisfy the debt; however, the Plan shall not levy against any portion of the Member's Accounts until such time as a distribution of the Member's Accounts could otherwise be made under the Plan. In the event a Member on whose behalf a Plan loan is outstanding transfers employment to an Affiliated Employer and such loan is not transferred to a qualified plan under which such Affiliated Employer participates, such Affiliated Employer shall accept, to the extent applicable under the terms of the loan agreement, the duties and obligations of the Employer under the repayment terms of the loan agreement.
   (c) Any additional rules, procedures or restrictions applicable to the administration of the loan program and which may be required to be set forth in writing to satisfy the requirements of Title 29 of the Code of Federal Regulations
    Section 2550.408b-1(d) shall be contained in the application and disclosure forms provided to prospective loan applicants by the Pension Committee. Such further documentation is hereby incorporated into the Plan by reference, and the Pension Committee is hereby authorized to make such revisions to these rules as it deems necessary or appropriate.

Article 9.  Distribution of Accounts Upon Termination of Employment

9.01 Eligibility
   Upon a Member's termination of employment with all Employers and Affiliated Employers, the Vested Portion of his Accounts, as determined under Article 6, shall be distributed as provided in this Article.

9.02 Form of Distribution
   Distribution of the Vested Portion of a Member's Accounts shall be made to the Member, or to his Beneficiary in the event of a Member s death, in a cash lump sum; provided, however, that the Member or Beneficiary may elect to have the Vested Portion of the Accounts maintained on his behalf which is, as of the time of distribution, invested in the Zurn Stock Fund or in the U.S. Industries Stock Fund, paid in shares of Common Stock not to exceed the number of full shares of Common Stock credited under the Zurn Stock Fund, or the U.S. Industries Stock Fund as the case may be, to such person s Accounts or, if applicable, not to exceed the whole number of shares represented by the proportion of the units of the Zurn Stock Fund (or U.S. Industries Stock Fund) in the Member's Accounts to the total number of units of the Zurn Stock Fund (or U.S. Industries Stock Fund) then outstanding. Notwithstanding the preceding sentence, no distribution in shares of Common Stock shall be made unless the distribution includes at least 50 shares of Common Stock.

9.03 Date of Payment of Distribution
   (a) In the event of the termination of the Member's employment with all Employers and Affiliated Employers, the Member, or his Beneficiary in the event of the Member s death, shall be paid the Vested Portion of the Member's Accounts in the form of a lump sum if the fair market value of such Vested Portion is not currently, and was not at the time of any prior distribution, in excess of $3,500 (or, on and after June 1, 1998, $5,000). If, as of the time of any distribution, the fair market value of the Vested Portion of the Member's Accounts exceeds $3,500 (or, on and after June 1, 1998, $5,000), the Member may elect payment of such Vested Portion upon termination. In lieu thereof, a Member may elect to defer payment of such amount until a later date by giving Notice to the Pension Committee or its designee. Subject to the terms of Section 9.04, the failure of any Member to make an election with respect to Accounts, the Vested Portion of which have a fair market value in excess of the $3,500 ($5,000) threshold, shall be deemed to be an election by the Member to defer payment of such Vested Portion. All determinations of fair market value under this Article 9 shall be made as of the applicable Valuation Date. Notwithstanding the foregoing, distribution of the Vested Portion of a Member's Accounts shall be made no later than the sixtieth
    (60th) day after the latest of the close of the Plan Year in which (i) the Member attains his Normal Retirement Age, or
    (ii) the Member terminates employment with all Employers and Affiliated Employers, unless the Member specifically elects to defer distribution until a later date permitted under
    Section 9.04. If a Member s Vested Portion is distributed prior to a final allocation of Employer Matching Contributions to which he is entitled hereunder, a final payment equal to the additional allocation shall be made in cash on behalf of the Member as soon as practicable following such allocation.
   (b) The Pension Committee or its designee shall notify a Member or Beneficiary of his election right under Section 9.02 and, in the case of a Member who may defer payment of the Vested Portion of his Accounts in accordance with
    Section 9.03(a), of his right to defer payment. Such notification shall be provided to a Member or Beneficiary not less than 30 days before the account is distributed without the Member's or Beneficiary's affirmative election to be paid the Vested Portion of the Member's Accounts. A Member's or Beneficiary's affirmative election to be paid the Vested Portion of the Member's Accounts may be implemented by the Pension Committee or its designee less than 30 days after the Member or Beneficiary receives the notice provided under this
    Section 9.03(b).
   (c) Notwithstanding any provision of the Plan to the contrary, a Distributee may elect, subject to rules adopted by the Pension Committee which shall be consistent with income tax regulations, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a direct rollover to such plan. The Pension Committee or its designee shall notify a Distributee of his right to elect a direct rollover. Such notice shall be provided to the Distributee not less than 30 days before the account is distributed without the Distributee's affirmative election to make or not make a direct rollover. A Distributee's affirmative election to make or not make a direct rollover may be implemented by the Pension Committee less than 30 days after the Distributee receives such notice of his direct rollover rights, but only if the Pension Committee or its designee notifies the Distributee that he has the right to consider the decision of whether or not to elect a direct rollover for up to 30 days.
    A Distributee who is eligible for an automatic lump sum distribution under Section 9.03(a) and who has been given a timely notice and explanation of the election to have his Eligible Rollover Distribution paid to an Eligible Retirement Plan, will be presumed to have elected to have his benefit paid directly to him if the Distributee fails to make the election within 31 days of being notified of his rights to make the election. Notwithstanding the provisions of this Section, in the event the provisions of Section 9.03(c) should not be required as a condition for plan qualification under
    Section 401(a) of the Code, it shall automatically be deemed null, void, and of no force or effect. For purposes of this
    Section:
    (i) The term "Distributee" shall mean an Employee or former Employee. In addition, such an individual's surviving spouse or such an individual's spouse or former spouse who is an alternate payee within the meaning of Section 414(p)(8) of the Code are Distributees with respect to the interest of the spouse or former spouse.
    (ii) The term "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee other than (A) any distribution that is one of a series of substantially equal periodic payments made for the life, or life expectancy, of the Distributee or the joint lives, or joint life expectancies, of the Distributee and his beneficiary, or for a specified period of ten years or more, (B) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, and (C) the portion of any distribution that is not includible in gross income.
    (iii) The term "Eligible Retirement Plan" shall mean an individual retirement account or annuity, as described in Sections 408(a) and 408(b) of the Code, respectively, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a surviving spouse, an "Eligible Retirement Plan" is an individual retirement account or annuity.

9.04 Required Distributions
   (a) Distribution of the Vested Portion of the Accounts maintained on behalf of a Member who attained the age of 70-1/2 in 1995 or any prior calendar year must commence no later than the April 1st of the calendar year following the calendar year in which the Member attains age 70-1/2. Effective
    January 1, 1997 with respect to any employed Member who attains age 70-1/2 during or after the 1996 calendar year, distribution of the Vested Portion must commence no later than the April 1st of the calendar year following the calendar year in which the Member retires; provided, however, that if the Member is a five percent (5%) owner (as described in Section 416(i) of the Code) during the calendar year in which he attains age 70-1/2 or in any subsequent calendar year, distribution must commence to the Member no later than the April 1st of the calendar year following the calendar year in which the Member is both age 70-1/2 and a five percent (5%) owner.
   (b) In the event a Member is an Employee and is required to begin receiving payments under the provisions of
    Section 9.04(a), the Member shall receive a lump sum distribution, made in accordance with Section 9.02, on or before the date specified in Section 9.04(a). The amount of the lump sum shall be equal to the fair market value of the Vested Portion of the Member's Accounts. Thereafter, in each distribution calendar year, the Plan shall distribute to the employed Member a lump sum payment made in accordance with
    Section 9.02 which shall be equal to the fair market value of the Vested Portion of the Member Accounts which accrued during such calendar year. The commencement of payments under
    Section 9.04 while a Member is an Employee shall be considered an Annuity Starting Date for purposes of Section 72, Section 401(a)(11) and Section 417 of the Code.
   (c) Except as provided under Section 9.03(a), a distribution to a Beneficiary shall be made as soon as administratively practicable following the Member's date of death. In no event shall distribution to a Beneficiary be made later than the December 31 of the calendar year which contains the fifth anniversary of the Member's death.

9.05 Distributions Under a Qualified Domestic Relations Order
   (a) Upon determination by the Pension Committee that a domestic relations order is a "qualified domestic relations order" as described in Section 414(p) of the Code, the following shall apply:
    (i) If the fair market value of the vested interest to be distributed to an Alternate Payee does not exceed $3,500, such vested interest shall be paid to the Alternate Payee in the form of a cash lump sum. Such payment shall be made as soon as practicable following the creation of such Alternate Payee's interest.
    (ii) If the fair market value of the vested interest to be distributed to an Alternate Payee exceeds $3,500, the Alternate Payee may elect to be paid such vested interest as soon as administratively practicable in the form of a cash lump sum or may elect to receive the fair market value of such vested interest in a cash lump sum at any time after the "earliest retirement age" described in Section 414(p)(4)(B) of the Code.
   (b) To the extent that, because of a qualified domestic relations order, more than one individual is to be treated as a Beneficiary of a Member, the total amount payable from the Plan as a result of the death of the Member shall not exceed the amount that would be payable if there were only one Beneficiary.

9.06 Status of Accounts Pending Distribution
   Until distributed under Section 9.03, 9.04 or 9.05, the Accounts of Members, Beneficiaries and Alternate Payees shall continue to be invested as part of the assets of the Plan. A Member or an Alternate Payee may reallocate the Account(s) maintained on his behalf among the Investment Funds offered under the Plan in accordance with Article 4. A Beneficiary shall not be permitted to reallocate the Accounts of a deceased Member among such Investment Funds.

9.07 Proof of Death and Right of Beneficiary or Other Person
   The Pension Committee may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Accounts of a deceased Member as the Pension Committee may deem proper and its determination of the right of that Beneficiary or other person to receive payment shall be conclusive.

9.08 Distribution Limitation
   Notwithstanding any other provision of this Article 9, all distributions from the Plan shall conform to the regulations issued under Section 401(a)(9) of the Code, including the incidental death benefit provisions of Section 401(a)(9)(G) of the Code. Further, such regulations shall override any Plan provision that is inconsistent with Section 401(a)(9) of the
      Code.
Article 10.  Administration of Plan

10.01 Appointment of Pension Committee
   The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed in a Pension Committee of not less than three persons appointed, together with the chairman of the Pension Committee, from time to time by the Board of Directors to serve at the will of the Board of Directors. Any member of the Pension Committee may resign by delivering his written resignation to the Board of Directors and the Secretary of the Pension Committee. The chairman of the Pension Committee shall serve as secretary or shall appoint a secretary who may, but need not, be one of the members of the Pension Committee. The members of the Pension Committee may appoint from their number such subcommittees with such powers as they shall determine, provided such powers are consistent with the provisions of Section 10.02, and may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf. Whenever any action is required or permitted to be taken in the administration of the Plan, such action shall be taken by the Pension Committee unless the Pension Committee's power is expressly limited herein or by operation of law. Unless otherwise delegated by the Pension Committee, the Pension Committee shall be the Plan "Administrator", as such term is defined in Section 3(16) of ERISA.

10.02 Powers of Pension Committee
   The Pension Committee shall have sole and absolute discretion to interpret and apply the provisions of the Plan to determine the rights and status of Covered Employees, Members and all others under the Plan, to decide disputes arising under the Plan, and to make any determinations and findings of fact with respect to benefits payable hereunder and the persons entitled thereto as may be required for any purpose under the Plan. Without limiting the generality of the above, the Pension Committee is hereby granted the following authority which it shall discharge in its sole and absolute discretion in accordance with Plan provisions as interpreted by the Pension
   Committee:
   (a) To make all determinations of fact relating to the eligibility of any Employee to become a Member, to make Deferred Cash Contributions, to receive allocations of Employer Matching Contributions and to receive distributions from the Plan.
   (b) To authorize the Trustee to make payment of benefits from the trust fund to Members, Alternate Payees and Beneficiaries entitled to such benefits under the Plan and to establish procedures governing the manner in which such authorizations will be made.
   (c) To develop procedures for the establishment and verification of service and Compensation of Members, and, after affording Members and the Employer an opportunity to make objection with respect thereto, to establish such facts conclusively from time to time in advance of retirement.
   (d) To obtain from the Employer, Members, Alternate Payees and Beneficiaries such information as shall be necessary for the proper administration of the Plan.
   (e) To establish rules and procedures relating to the administration of the Plan and the transaction of its business and to enforce the rules and procedures in the manner in which it sees fit.
   (f) To retain counsel, employ agents and provide for such clerical, accounting and consulting services as may be necessary or appropriate in connection with the administration of the Plan.
   (g) To perform all reporting and disclosure requirements imposed upon the Plan by ERISA, the Code, the Securities Act of 1933, as amended, the Securities and Exchange Act of 1934, as amended, or any other lawful authority.
   (h) To ensure that procedures are established which are sufficient to safeguard the confidentiality of information relating to the purchase, holding, and sale of Common Stock held in the Zurn Stock Fund or U.S. Industries Stock Fund and the exercise of voting, tender, and similar rights with respect to Common Stock held in the Zurn Stock Fund or U.S. Industries Stock Fund and to ensure that such procedures are being followed.
   (i) To appoint and remove an independent Fiduciary for the purpose of carrying-out activities relating to any situations which the Pension Committee determines involves an unreasonable potential for undue Employer influence with regard to the direct or indirect exercise of shareholder rights with respect to Common Stock holdings in the Zurn Stock Fund or U.S. Industries Stock Fund.
   (j) To take such steps as it, in its discretion, considers necessary or appropriate to remedy any inequity under the Plan that results from incorrect information received or communicated or as the consequence of administrative error.
   (k) To correct any defect, reconcile any inconsistency or supply any omission under the Plan.
   (l) To allocate among its members or, except as provided otherwise herein, to delegate to other persons all or a portion of its powers and duties as it sees fit.
   (m) To exercise such other authority and responsibility as is specifically assigned to it under the terms of the Plan and to perform any other acts necessary to the performance of its powers and duties.
   All powers of the Pension Committee shall be exercised in a uniform manner consistent with all provisions of the Plan unless the power is being exercised in order to correct or reconcile provisions which are inconsistent.

10.03 Individual Accounts
   The Pension Committee shall maintain, or cause to be maintained, records showing the individual balances in each Account maintained on behalf of Members and other persons under the Plan. However, maintenance of those records and Accounts shall not require any segregation of the funds of the Plan.

10.04 Meetings
   The Pension Committee shall hold meetings upon such notice, at such place or places, and at such time as it may from time to time determine.

10.05 Action of Majority
   Any act which the Plan authorizes or requires the Pension Committee to do may be done by a majority of its members. The action of that majority expressed from time to time by a vote at a meeting, or in writing without a meeting, shall constitute the action of the Pension Committee and shall have the same effect for all purposes as if assented to by all members of the Pension Committee at the time in office. All decisions of the Pension Committee, including those regarding the facts of any case, the interpretation of any provision of the Plan or its application to any case, and as to any other interpretative matter or other determination or question under the Plan shall be final and binding upon the Employer, Covered Employees, Members, Alternate Payees, Beneficiaries and all other persons, subject to the provisions of Section 12.06. Any action taken by the Pension Committee with respect to the rights or benefits of any person under the Plan shall be revocable by the Pension Committee as to payments or distributions from the trust fund not theretofore made pursuant to such action; and appropriate adjustments may be made in future payments or distributions to a Member, Alternate Payee or Beneficiary to offset any excess payment or make up for any underpayment previously made to such Member, Alternate Payee or Beneficiary from the trust fund. No ruling or decision of the Pension Committee in any one case shall create a basis for an adjustment in any other case prior to the date of written filing of each specific claim.

10.06 Compensation and Bonding
   No member of the Pension Committee shall receive any compensation from the assets of the trust fund for his services as such. Except as may otherwise be required by law, no bond or other security need be required of any member in that capacity in any jurisdiction.
10.07 Prudent Conduct
   The members of the Pension Committee shall use that degree of care, skill, prudence and diligence that a prudent man acting in a like capacity and familiar with such matters would use in his conduct in a similar situation.

10.08 Service in More Than One Fiduciary Capacity
   Any individual, entity or group of persons may serve in more than one Fiduciary capacity with respect to the Plan or the funds of the Plan.

10.09 Limitation of Liability
   The Employer, the Board of Directors, the members of the Pension Committee, its delegates and appointees or any other person who may be determined to be a Fiduciary, other than persons who are independent of the Employer and are rendering services to or with respect to the Plan, and any officer or employee of the Employer shall not incur any liability individually or on behalf of any other individuals or on behalf of the Employer for any act or failure to act, made in good faith in relation to the Plan or the funds of the Plan. However, this limitation shall not act to relieve any such individual or the Employer from a responsibility or liability for any fiduciary responsibility, obligation or duty under Part 4, Title I of ERISA.

10.10 Indemnification
   The members of the Pension Committee, its delegates and appointees or any other person who may be determined to be a Fiduciary, other than persons who are independent of the Employer and are rendering services to or with respect to the Plan, the Board of Directors and the officers or employees of the Employer shall be indemnified against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plan or the funds of the Plan, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or the funds of the Plan, and amounts paid in any compromise or settlement relating to the Plan or the funds of the Plan, except for actions or failures to act made in bad faith. The foregoing indemnification shall be paid from any insurance purchased by, or on behalf of, the Employer for this purpose and, to the extent of any deductible amount from the insurance coverage, excess of an insured amount or any uninsured amount from the assets of the Employer, the Company or the Company's wholly-owned subsidiaries; otherwise, from the funds of the Plan to the extent of those funds and to the extent permitted under applicable law.

10.11 Delegation of Fiduciary Responsibility
   Any named Fiduciary may, by an instrument in writing filed with the Plan records, delegate a Fiduciary responsibility which it is obligated to discharge to another person or party who shall, as a consequence, be a Fiduciary; provided, however, that no such delegation shall contravene the provisions of ERISA nor conflict with a prior, written determination by the Pension Committee or the Company that certain duties and responsibilities are nondelegable.
Article 11.  Management of Funds

11.01 Trust Agreement
   All the funds of the Plan shall be held by the Trustee appointed from time to time by the Pension Committee under a trust agreement adopted, or as amended, by the Pension Committee for use in providing the benefits of the Plan and paying its expenses not paid directly by the Employer. The Pension Committee shall establish the funding policy of the Plan, which shall set forth the current liquidity needs and investment philosophy, and which shall be communicated from time to time to the Trustee and any investment manager appointed pursuant to Section 11.03. However, no person or entity other than the Plan shall have any liability for the payment of benefits under the Plan.

11.02 Exclusive Benefit Rule
   Except as otherwise provided in the Plan, no part of the corpus or income of the funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Members and other persons entitled to benefits under the Plan; provided, however, the Vested Portion of the Accounts maintained on behalf of a Member, Covered Employee, Alternate Payee, or Beneficiary shall be escheated to the state of such person's last known address in the United States of America no later than the last date prescribed by such state's statutes pertaining to the disposition of unclaimed property if the whereabouts of such person or his Beneficiary has been unknown to the Pension Committee or its delegates and appointees for
   the time period specified in such statutes.   No person shall
   have any interest in or right to any part of the earnings of the funds of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

11.03 Appointment of Investment Manager
   The Pension Committee may, in its discretion, appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) to manage all or part of the assets of the Plan, including the power to acquire and dispose of said assets, as the Pension Committee shall designate. In that event authority over and responsibility for the management of the assets so designated shall be the sole responsibility of that investment manager.

11.04 Expenses of Plan
   All reasonable expenses, taxes and fees of the Plan, the Pension Committee and the Trustee incurred in the administration of the Plan and trust fund (other than taxes on remuneration for providing services to the Plan and expenses incurred for which a fee is paid) shall be paid from the trust fund; provided, however, that the obligation of the trust fund to pay such expenses, taxes and fees shall cease to exist to the extent that the same are paid, at the discretion of the
      Employer, by the Employer.
Article 12.  General Provisions

12.01 Nonalienation
   Neither the trust fund nor any benefit or Account held under the Plan shall in any manner be liable for or subject to the debts or liabilities of any Member, Beneficiary or Alternate Payee. No right or benefit under the Plan shall at any time be subject to alienation, sale, transfer, assignment, pledge or encumbrances of any kind and any attempt to do so shall be void. However, payment shall be made in accordance with the provisions of any judgment, decree, or order which:
   (a) Creates for, or assigns to, an Alternate Payee the right to receive all or a portion of the Member's benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that Alternate Payee;
   (b)    Is made pursuant to a State domestic relations law;
   (c) Does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan; and
   (d) Otherwise meets the requirements of Section 206(d) of ERISA, as amended, as a "qualified domestic relations order," as determined in accordance with Section 9.05.

12.02 Conditions of Employment Not Affected by Plan
   The establishment and maintenance of the Plan shall not confer any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the rights of an Employer or Affiliated Employer to discharge any Employee and to treat him without regard to the effect which that treatment might have upon him as a Member or potential Member of the Plan.

12.03 Facility of Payment
   If the Pension Committee shall find that a Member, Beneficiary or other person entitled to a benefit is unable to care for his affairs because of illness or accident or is a minor, the Pension Committee may direct that any benefit due him, unless claim shall have been made for the benefit by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.

12.04 Information
   Each Member, Beneficiary or other person entitled to a benefit, before any benefit shall be payable to him or on his account under the Plan, shall file with the Pension Committee the information that it shall require to establish his rights and benefits under the Plan. The Pension Committee and any member, delegate or appointee thereof shall be entitled to rely on the correctness of any information furnished by the Employer, Trustee, Members, Alternate Payees and Beneficiaries.

12.05 Construction
   (a) The Plan shall be construed, regulated and administered under ERISA and the laws of the State of Texas, except where ERISA controls.
   (b) The masculine pronoun shall mean the feminine wherever appropriate.
   (c) Any terms defined in the singular shall mean the plural wherever appropriate.
   (d) The titles and headings of the Articles and Sections in this Plan are for convenience only. In the case of ambiguity or inconsistency, the text rather than the titles or headings shall control.

12.06 Benefit Claim Appeals
   Claims for benefits under the Plan shall be filed on forms prescribed by the Pension Committee. Written notice of the disposition of the claim shall be furnished to the claimant within 90 days after the application therefor is filed. This response deadline may be extended for another 90 days in special cases provided the claimant is notified of the delay and the reasons therefor. In the event the claim is denied, the reasons for the denial shall be specifically set forth, pertinent provisions of the Plan shall be cited and, where appropriate, the explanation as to how the claimant can perfect the claim shall be provided. Any Employee, former Employee, Beneficiary or Alternate Payee who has been denied a benefit or feels aggrieved by any other action of the Employer, the Pension Committee or the Trustee shall have the right, to be exercised by written application filed with the Pension Committee within 60 days after receipt of notice of the denial of such claim, to request a review of such claim. A request for review which is not timely filed shall be barred. A claimant's request for review may contain such additional information and comments as the claimant may wish to present. The Pension Committee shall reconsider the claim in the light of such additional information and comments as the claimant may have presented, and, if the claimant shall have so requested, shall afford him or his designated representative a hearing before the Pension Committee. The Pension Committee shall also permit the claimant or his designated representative to review pertinent documents in its possession, including copies of the Plan document and information provided by the Employer relating to the claim. The Pension Committee shall make a final determination with respect to the claim as soon as practicable, although not later than 60 days after the receipt of the aforesaid request for review. This 60-day period may be extended under special circumstances, such as the necessity for holding a hearing, but in no event beyond the expiration of 120 days after the receipt by the Pension Committee of such request for review. Notice of the final determination of the Pension Committee shall be furnished to the claimant in writing, in a manner calculated to be understood by him, and shall set forth the specific reasons for the decision and specific references to the pertinent provisions of this Plan upon which the decision is based. The decision of the Pension Committee in such case shall be final and binding on the Employer, the claimant, all persons claiming by or through the claimant, all Employees, Members, Alternate Payees, Beneficiaries and all other persons.

12.07 Severability
   If any provision of this Plan is held to be invalid or unenforceable, such determination shall not affect the other provisions of this Plan. In such event, this Plan shall be construed and enforced as if such provision had not been included herein.

12.08 Employer Records
   The records of a Member's Employer shall be presumed to be conclusive of the facts concerning his employment or non-employment, Hours of Service, Years of Eligibility Service and
   Compensation unless shown beyond a reasonable doubt to be incorrect.

12.09 Application of Plan Provisions
   This Plan shall be binding on all Members, Alternate Payees and Beneficiaries and upon heirs, executors, administrators, successors, and assigns of all persons having an interest herein. The provisions of the Plan in no event shall be considered as giving any such person any legal or equitable right against the Employer or an Affiliated Employer, any of its officers, Employees, directors, or shareholders, or against the Trustee, except such rights as are specifically provided for in the Plan or hereafter created in accordance with the terms of the Plan.

12.10 IRC 414(u) Compliance Provision
   Notwithstanding any provision of the Plan to the contrary and effective as of October 1, 1996, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.

          Article 13.  Amendment, Merger and Termination

13.01 Amendment of Plan
   The Board of Directors reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan. Any such amendment shall be expressed in an instrument executed, adopted or ratified by the Board of Directors, or executed by such Board's delegate. However, no amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan. No amendment shall be made which has the effect of
   (i) decreasing the balance of the Accounts of any Member, Beneficiary or Alternate Payee, (ii) eliminating an optional form of benefit in a manner contrary to Section 411(d)(6) of the Code and regulations promulgated thereunder, or (iii) reducing the nonforfeitable percentage of the balance of any Accounts below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective. In the event an amendment is made that changes the schedule of vesting under the Plan, each Member having not less than three Years of Vesting Service shall be permitted to elect, within 60 days after the later of: (i) adoption of the amendment; (ii) the effective date of the amendment; or (iii) the date on which the Member receives written notice of such amendment, to have his nonforfeitable benefits computed under the Plan without regard to such amendment.

13.02 Merger, Consolidation or Transfer
   (a) The Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.
   (b) Effective as of January 1, 1998, the Zurn/NEPCO Retirement Savings Plan shall be merged into the Plan and, except as otherwise specifically provided herein, the provisions of the Plan shall in all respects govern the maintenance and distribution of Accounts brought under the Plan as a result of such merger.

13.03 Additional Participating Employers
   (a) If any company is or becomes a subsidiary of or associated with the Company or any of its subsidiaries or associated companies, the Pension Committee may designate such company as an Employer upon appropriate action necessary to adopt the Plan being taken by that company. In that event, or if any persons become Covered Employees of an Employer as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Pension Committee shall determine to what extent, if any, previous service with the subsidiary, associated or other company shall be recognized under the Plan, but subject to the continued qualification of the trust for the Plan as tax-exempt under the Code.
   (b) Any Employer may terminate its participation in the Plan upon appropriate action by it. In that event, the funds of the Plan held on account of Members in the employ of that Employer, and any unpaid balances of the Accounts of all Members who have separated from the employ of that Employer, shall be determined by the Pension Committee. Those funds shall be distributed as provided in Section 13.04 if the Plan should be terminated, or shall be segregated by the Trustee as a separate trust, pursuant to certification to the Trustee by the Pension Committee, continuing the Plan as a separate plan for the employees of the former Employer under which the board of directors of that company shall succeed to all the powers and duties of the Board of Directors, including the appointment of a plan administrator.

13.04 Termination of Plan
   (a) The Board of Directors may terminate the Plan or completely discontinue contributions under the Plan for any reason at any time. In case of termination or partial termination of the Plan, or complete discontinuance of Employer contributions to the Plan, the rights of affected Members to their Accounts under the Plan as of the date of the termination or discontinuance shall be nonforfeitable.
   (b) Upon termination of the Plan, Accounts maintained on behalf of Members, Beneficiaries and Alternate Payees shall be distributed to such persons as soon as administratively practicable, provided that (i) neither the Employer nor an Affiliated Employer establishes or maintains a "successor plan" within the meaning of Section 1.401(k)-1(d)(3) of the Income Tax Regulations, and (ii) payment is made in the form of a lump sum distribution. If Accounts are not distributable in accordance with the preceding sentence, such Accounts shall be maintained in a manner consistent with Income Tax Regulations.

13.05 Distribution of Accounts Upon a Sale of Assets
   Upon the disposition by the Employer, to an unrelated entity, of substantially all of the assets (within the meaning of Section 1.401(k)-1(d)(4) of the Income Tax Regulations) used by the Employer in a trade or business, Accounts maintained on behalf of Members may be distributed to those Members who continue in employment with the unrelated entity acquiring such assets, provided that (a) the Employer continues to maintain the Plan, (b) the unrelated entity acquiring such assets does not maintain the Plan, and (c) payment is made to the Member in the form of a lump sum distribution.

13.06 Distribution of Accounts Upon a Sale of a Subsidiary
   Upon the disposition of the Employer by its owner to an unrelated entity of the owner's majority ownership interest in the Employer (within the meaning of Section 1.401(k)-1(d)(4) of the Income Tax Regulations), Accounts maintained on behalf of Members may be distributed to those Members who continue in employment with such subsidiary, provided that (a) the Employer continues to maintain the Plan, (b) the unrelated entity acquiring such subsidiary does not maintain the Plan, and (c) payment is made to the Member in the form of a lump sum distribution.
Article 14.  Top-Heavy Provisions

The terms of this Article shall become applicable under the circumstances described in this Article. In the event that the terms contained in this Article are inconsistent with the terms contained in the remainder of the Plan, the terms contained in this Article shall take precedence.

14.01 Top-Heaviness Defined
   (a) For purposes of this Article, the Plan shall be "top-heavy" if, as of the Determination Date:
    (i) The value of the aggregate of the Account Balances under the Plan for Key Employees exceeds 60% of the value of the aggregate of the Account Balances under the Plan for all Key Employees and Non-Key Employees; or
    (ii) The Plan is part of a Required Aggregation Group, and the sum of the present values of the cumulative Account Balances and the aggregate present values of accrued benefits of Key Employees in all plans in the Required Aggregation Group exceeds 60% of a similar sum determined for all Key Employees and Non-Key Employees. Notwithstanding the results of the said 60% test, the Plan shall not be considered "top-heavy" for any Plan Year in which the Plan is in a Required
     Aggregation Group or the Employer elects to treat the Plan as a part of a Permissive Aggregation Group and such group is not determined to be "top-heavy".
   (b) For purposes of this Article, the following terms shall have the meanings assigned to them in this Section 14.01(b):
    (i) Account Balance means the sum of (i) the balance of a Member's Accounts as of the most recent Valuation Date occurring within the 12-month period ending on the Determination Date, and (ii) the value of any contributions actually made after the Valuation Date but on or prior to the Determination Date. The term shall include the aggregate distributions made with respect to such Member under the Plan during the five-year period ending on the Determination Date but shall not include any qualifying rollover distributions, or similar transfers, initiated by the Employee, and shall not include the account balance of a Non-Key Employee who was a Key Employee for any prior Plan Year, or the account balance of any Member who has not performed services for the Employer during the five-year period ending on the Determination Date.
    (ii) Defined Benefit Plan means a qualified pension plan which is not a Defined Contribution Plan; however, in the case of a Defined Benefit Plan which provides a benefit which is based partly on the balance of the separate account of a Member, that plan shall be treated as a Defined Contribution Plan to the extent benefits are based on the separate account of a Member and as a Defined Benefit Plan with respect to the remaining portion of the benefits under the plan.
    (iii) Defined Contribution Plan means a
     qualified plan which provides for an individual account for each Member and for benefits based solely upon the amount contributed to the Member's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other Members which may be allocated to that Member's accounts, subject to Section 14.01(b)(ii).
    (iv) Determination Date means the last day of the Plan Year preceding the Plan Year in question, or in the case of the first Plan Year, the last day of that Plan Year.
    (v) 5% Owner of the Employer means any person who either directly or constructively (as defined in Section 318 of the Code) owns more than 5% of either the value of the outstanding stock of the Employer or the total combined voting power of all of the Employer's stock.
    (vi) Employee includes such Beneficiary or Beneficiaries who obtain an interest in the Plan by Beneficiary designation, will, devise or through the laws of intestacy.
    (vii) Key Employee means any Employee or former Employee who participated in the Plan at any time during the Plan Year ending on the Determination Date, or during any of the four preceding Plan Years, and was:
     (A)  An Officer of the Employer with
      Statutory Compensation from the Employer greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code;
     (B)  A 5% Owner of the Employer;
     (C)  One of the Top Ten Owners of the
      Employer; or
     (D)  A 1% Owner of the Employer having
      Statutory Compensation from the Employer or an Affiliated
      Employer of more than $150,000.
     The term shall also include Beneficiaries of Key Employees.
    (viii)                  Non-Key Employee means any Employee who
     is not a Key Employee.
    (ix) Officer means an Employee who, at any time during the Plan Year or any four preceding Plan Years, served as an administrative executive for the Employer or an Affiliated
     Employer on a regular and continuous basis and during the applicable year had Statutory Compensation from the Employer or an Affiliated Employer greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code. The maximum number of Employees who shall be deemed to be Officers for purposes of this Article shall be the lesser of:
     (A)  50, or
     (B)  The greater of three, or 10% of all
      Employees.
     If the actual number of officers of the Employer exceeds the maximum number of Employees who are deemed to be Officers hereunder, the maximum number of Officers for purposes of this Article shall include those Officers who had the highest one-year Statutory Compensation while serving as an officer of the Employer during any applicable Plan Year.
    (x)   1% Owner of the Employer means any person, who either

     directly or constructively (as defined in Section 318 of the Code) owns more than 1% of either the outstanding stock of the Employer or the total combined voting power of all of the Employer's stock.
    (xi) Permissive Aggregation Group means each plan in the Required Aggregation Group and any other Defined Benefit Plan and Defined Contribution Plan of the Employer or an Affiliated Employer with contributions or benefits at least comparable to the contributions or benefits under the Plan in which all members are Non-Key Employees, if the resulting aggregation group continues to meet the requirements of
     Section 401(a)(4) and 410 of the Code.
    (xii) Required Aggregation Group includes:
     (A)  Each Defined Benefit Plan and Defined
      Contribution Plan of the Employer or an Affiliated
      Employer, regardless of whether the Plan terminated within the past five years, in which a Key Employee is a Member; and
     (B)  Each other Defined Benefit Plan and
      Defined Contribution Plan of the Employer or an Affiliated Employer which enables any plan described in
      Section 14.01(b)(xii)(A), to meet the requirements of
      Section 401(a)(4) or 410 of the Code.
    (xiii)                  Top Ten Owner means the ten Employees
     who:
     (A)  Directly or constructively (as defined
      in Section 318 of the Code), own both more than 1/2% ownership interest in value of the Employer and all Affiliated Employers, and the largest percentage ownership interest in value of the Employer and all Affiliated Employers; and
     (B)  During the applicable year, have
      Statutory Compensation from the Employer or an Affiliated Employer greater than 100% of the amount in effect under
      Section 415(c)(1)(A) of the Code.

14.02 Employer Contributions
   The following provisions shall be applicable to Members for any Plan Year with respect to which the Plan is top-heavy:
   (a) If the required minimum contribution is not provided by the Plan for any Member who is a Non-Key Employee, then in each Plan Year, in addition to the contributions otherwise provided under the Plan, the Employer shall make contributions on behalf of any such Member, or each Employee eligible to become a Member, who is a Non-Key Employee and who has not separated from service as of the last day of the Plan Year
    (regardless of (i) whether the Non-Key Employee has less than 1,000 Hours of Service, (ii) whether his Compensation is below any stated level, (iii) whether he declines to make a mandatory contribution, or (iv) whether he elects to make tax-deferred contributions) which, when added to the Employer contributions (as determined without reference to Deferred
    Cash Contributions and Employer Matching Contributions) otherwise allocated on his behalf for the Plan Year will be equal to a percentage of the Member's Compensation for the Plan Year, that percentage to be the lesser of 3% or the percentage rate, determined for the Key Employee for whom that percentage is the highest, equivalent to the fraction the numerator of which is the contribution made on behalf of that Key Employee by the Employer (including Employer Matching
    Contributions) and the Member's Deferred Cash Contributions and the denominator of which is the Compensation of the Key
    Employee for that Plan Year.
   (b)    For purposes of Section 14.02, all Defined Contribution
    Plans required to be included in a Required Aggregation Group shall be treated as one plan. Section 14.02 shall not apply if the Plan is required to be included in a Required
    Aggregation Group under Section 14.01 and if the Plan enables a Defined Benefit Plan required to be included in such group to meet the requirements of Section 401(a)(4) or 410 of the Code.
   (c) Notwithstanding the foregoing provisions, no minimum contribution shall be made with respect to a Member, or an Employee eligible to become a Member, if the required minimum benefit under Section 416(c)(1) of the Code is provided under an Employer sponsored Defined Benefit Plan. In the case of Employees covered under both the Plan and any Defined Benefit
    Plan maintained by the Employer, the Defined Benefit Plan shall provide the top heavy minimum benefit which shall be offset by any Employer contributions, other than Deferred Cash Contributions and Employer Matching Contributions, provided under the Plan.

IN WITNESS WHEREOF, Zurn Industries, Inc. has caused this Plan to be executed by its duly authorized officer on this _______ day of __________________, 1998.